Filed Pursuant to Rule 424(b)(5)
Registration No. 333-212247

PROSPECTUS SUPPLEMENT
(To Prospectus dated June 30, 2016)
1,407,333 Shares
IZEA Worldwide, Inc.
Common Stock
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We are offering 1,407,333 shares of our common stock pursuant to this prospectus supplement and the accompanying prospectus. Our common stock is traded on the Nasdaq Capital Market under the symbol IZEA. On September 18, 2018, the last reported sale price of our common stock was $1.71 per share.

As of September 18, 2018, the aggregate market value of our outstanding common stock held by non-affiliates, or public float, was $17,002,621, based on 8,855,532 shares of outstanding common stock held by non-affiliates, at a price of $1.92 per share, which was the last reported sale price of our common stock on the Nasdaq Capital Market on September 12, 2018. Pursuant to General Instruction I.B.6 of Form S-3, in no event will we sell securities registered on the registration statement of which this prospectus supplement is a part in a primary offering with a value exceeding more than one-third of our public float in any 12-month period so long as our public float remains below $75.0 million. During the 12 calendar-month period that ends on, and includes, the date of this prospectus supplement, we have sold an aggregate of $3,556,000 pursuant to General Instruction I.B.6. of Form S-3. As a result, we are eligible to offer and sell up to an aggregate of $2,111,540 of shares of our common stock pursuant to such instruction.
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Investing in our common stock involves a high degree of risk. See “Risk Factors” beginning on page S-6 of this prospectus supplement, page 2 of the accompanying prospectus and the documents incorporated by reference into this prospectus supplement and the accompanying prospectus for a discussion of factors you should carefully consider before deciding to invest in shares of our common stock.

Neither the U.S. Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus supplement or the accompanying prospectus is truthful or complete. Any representation to the contrary is a criminal offense.
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	Per Share	Total
Public offering price	$1.50	$2,111,000
Underwriting discount (1) (2)	$0.11994	$168,790
Proceeds, before expenses, to us	$1.38006	$1,942,210
(1) In addition to the underwriting discount, we have agreed to reimburse the underwriter for certain expenses. See “Underwriting” for additional disclosure regarding underwriter compensation.
(2) Represents a blended underwriting discount for all shares sold in the offering. See “Underwriting.”

The underwriter expects to deliver the shares to the purchasers on or about September 21, 2018, subject to customary closing conditions.
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Craig-Hallum Capital Group
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The date of this prospectus supplement is September 19, 2018

Prospectus Supplement

Prospectus
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We have not, and the underwriter has not, authorized anyone to provide you with information different than that which is contained in or incorporated by reference in this prospectus supplement, the accompanying prospectus and in any free writing prospectus that we have authorized for use in connection with this offering. We are not, and the underwriter is not, making an offer to sell these securities in any jurisdiction where the offer or sale is not permitted. You should assume that the information appearing in this prospectus supplement, the accompanying prospectus, the documents incorporated by reference in this prospectus supplement and the accompanying prospectus, and in any free writing prospectus that we have authorized for use in connection with this offering, is accurate only as of the date of those respective documents. Our business, financial condition, results of operations and prospects may have changed since those dates. You should read this prospectus supplement, the accompanying prospectus, the documents incorporated by reference in this prospectus supplement and the accompanying prospectus, and any free writing prospectus that we have authorized for use in connection with this offering, in their entirety before making an investment decision. You should also read and consider the information in the documents to which we have referred you in the sections of this prospectus supplement and the accompanying prospectus titled “Where You Can Find More Information” and “Incorporation of Certain Documents by Reference.”

For investors outside the United States: We have not and the underwriter has not done anything that would permit this offering or possession or distribution of this prospectus supplement or the accompanying prospectus in any jurisdiction where action for that purpose is required, other than in the United States. Persons outside of the United States who come into possession of this prospectus supplement or the accompanying prospectus must inform themselves about, and observe any restrictions relating to, the offering of the shares of common stock and the distribution of this prospectus supplement or the accompanying prospectus outside of the United States.

ABOUT THIS PROSPECTUS SUPPLEMENT
This prospectus supplement and the accompanying prospectus are part of a registration statement that we filed with the U.S. Securities and Exchange Commission, or the SEC, using a “shelf” registration process on Form S-3 (File No. 333-212247), and that was declared effective by the SEC on June 30, 2016. This prospectus supplement describes the specific details regarding this offering, including the price, the amount of our common stock being offered, certain risks of investing in our common stock and other items. You should read this entire prospectus supplement, as well as the accompanying prospectus, together with the additional information described under the headings “Incorporation of Certain Documents by Reference” and “Where You Can Find More Information” carefully before making an investment decision. Generally, when we refer to this prospectus, we are referring to both parts of this document combined. To the extent there is a conflict between the information contained in this prospectus supplement, on the one hand, and the information contained in the accompanying prospectus or in any document incorporated by reference that was filed with the SEC before the date of this prospectus supplement, on the other hand, you should rely on the information in this prospectus supplement. If any statement in one of these documents is inconsistent with a statement in another document having a later date-for example, a document incorporated by reference in the accompanying prospectus-the statement in the document having the later date modifies or supersedes the earlier statement. You should assume that the information contained in this prospectus supplement is accurate as of the date on the front cover of this prospectus supplement only and that any information we have incorporated by reference or included in the accompanying prospectus is accurate only as of the date given in the document incorporated by reference or as of the date of the prospectus, as applicable, regardless of the time of delivery of this prospectus supplement or the accompanying prospectus or any sale of our common stock. Our business, financial condition, liquidity, results of operations and prospects may have changed since that date.
All references to “we,” “us,” “our,” the “company” and “IZEA” mean IZEA Worldwide, Inc., including its subsidiaries, except where it is clear that the term refers only to IZEA Worldwide, Inc.
This prospectus supplement, the accompanying prospectus and the information incorporated herein and thereby by reference include trademarks, servicemarks and tradenames owned by us or other companies. All trademarks, service marks and tradenames included or incorporated by reference in this prospectus supplement or the accompanying prospectus are the property of their respective owners.

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SPECIAL NOTE REGARDING FORWARD-LOOKING INFORMATION
This prospectus supplement includes and incorporates forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). We intend such forward-looking statements to be covered by the safe harbor provisions for forward-looking statements contained in the United States Private Securities Litigation Reform Act of 1995. All statements, other than statements of historical facts, included or incorporated by reference in this prospectus supplement and the accompanying prospectus regarding our strategy, future operations, financial position, future revenues, projected costs, prospects, plans and objectives of management, including, without limitation, the discussion of whether and when potential acquisition transactions will close, expectations concerning IZEA’s ability to increase its revenue and improve Adjusted EBITDA, expectations with respect to operational efficiency, expectations regarding financing, and expectations concerning IZEA’s business strategy, under “Prospectus Supplement Summary - Recent Developments,” are forward-looking statements. The words “anticipates,” “believes,” “estimates,” “expects,” “intends,” “may,” “plans,” “projects,” “will,” “would” and similar expressions are intended to identify forward-looking statements, although not all forward-looking statements contain these identifying words. We cannot guarantee that we actually will achieve the plans, intentions or expectations disclosed in our forward-looking statements and you should not place undue reliance on our forward-looking statements. There are a number of important factors that could cause our actual results to differ materially from those indicated by these forward-looking statements. These important factors include the factors that we identify in the documents we incorporate by reference in this prospectus supplement and the accompanying prospectus, as well as other information we include or incorporate by reference in this prospectus supplement and the accompanying prospectus. See “Risk Factors.” You should read these factors and other cautionary statements made in this prospectus supplement and the accompanying prospectus, and in the documents we incorporate by reference as being applicable to all related forward-looking statements wherever they appear in this prospectus supplement and the accompanying prospectus, and in the documents incorporated by reference herein and therein. We do not assume any obligation to update any forward-looking statements made by us except to the extent required by law.

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PROSPECTUS SUPPLEMENT SUMMARY
The following summary highlights selected information contained elsewhere in this prospectus supplement, the accompanying prospectus and the documents incorporated herein and therein by reference. This summary does not contain all the information you should consider before investing in our common stock. Before deciding to invest in shares of our common stock, you should read this entire prospectus supplement, the accompanying prospectus and the documents incorporated herein and therein by reference, including the discussion of “Risk Factors” and our consolidated financial statements and the related notes. Moreover, the information contained in this prospectus supplement includes “forward-looking statements,” which are based on current expectations and beliefs concerning future developments and their potential effects on us. There can be no assurance that future developments actually affecting us will be those anticipated. Please see “Special Note Regarding Forward-Looking Information” of this prospectus supplement for cautionary information regarding forward-looking statements.

About IZEA Worldwide, Inc.
Our mission is to champion the world’s creators by helping them monetize their content, creativity and influence.
IZEA creates and operates online marketplaces that connect marketers with content creators. The creators are compensated by IZEA for producing unique content such as long and short form text, videos, photos, status updates, and illustrations for marketers or distributing such content on behalf of marketers through their personal websites, blogs, and social media channels. Our technology brings the marketers and creators together, enabling their transactions to be completed at scale through the management of custom content workflow, creator search and targeting, bidding, analytics and payment processing.

Marketers, including brands, agencies, and publishers, engage us to gain access to our industry expertise, technology, analytics, and network of creators. The majority of the marketers engage us to perform these services on their behalf, but they also have the ability to use our marketplaces on a self-service basis. Our technology is used for two primary purposes: the engagement of creators for influencer marketing campaigns (“Influencer Marketing”), or the engagement of creators to create stand-alone custom content for the marketers’ own use and distribution (“Custom Content”).

Influencer Marketing. We work with marketers to enable influencer marketing campaigns at scale. A subset of influencer marketing known as “Sponsored Social” is when a company compensates an online influencer such as a blogger or tweeter (“creators”) to share sponsored content with the creator's social network following. This sponsored content is included within the body of the content stream. We believe that we pioneered the concept of a marketplace for sponsorships on the social web in 2006 with the launch of our first platform, PayPerPost, and have focused on scaling our product and service offerings ever since.

Custom Content. We also work with marketers to augment or replace their content development efforts. Our network of creators produce editorial and marketing content that can be published both online and offline. Our network of creators includes professional journalists, subject matter experts, bloggers and everyday content creators, allowing our customers to produce content ranging from complex white papers to simple product descriptions. Many of our content customers use this service to create a steady stream of posts for their corporate blog. We first began offering custom content services in 2015 after our acquisition of Ebyline, Inc. (“Ebyline”), a leading marketplace in the editorial content space, and continued to expand this offering with our acquisition of ZenContent, Inc. (“ZenContent”) in July 2016, a company that predominantly focused on e-commerce-related asset creation.

Our Platforms
The IZEA Exchange. We launched a public beta of IZEA.com powered by The IZEA Exchange (“IZEAx”) in March 2014 and unveiled our latest version 2.0 of the platform in February 2017. IZEAx is designed to provide a unified ecosystem that enables the creation and publication of multiple types of custom content through our creator's personal websites, blogs, and social media channels including Twitter, Facebook and Instagram, among others. We extensively use this platform to manage Sponsored Social campaigns on behalf of our marketers. This platform is also available directly to our marketers as a self-service tool and as a licensed white label product. IZEAx was engineered from the ground-up to replace all of our previous platforms with an integrated offering that is improved and more efficient. For influencer marketing campaigns, IZEAx provides integrated mechanisms for Federal Trade Commission (“FTC”) legal compliance. In particular, the integrated FTC compliance framework requires creators to provide disclosure to their followers with respect to the sponsored nature of the content and allows marketers to review the content for FTC compliance.

Ebyline. In January 2015, we acquired Ebyline and its technology platform that was created to source and compensate creators specifically for the creation and delivery of professional editorial content. Ebyline was originally designed as a self-service content marketplace to replace editorial newsrooms in the news agencies with a “virtual newsroom” to handle their content workflow. After the acquisition, we began to utilize the creators in the Ebyline platform to produce professional custom content for brands, in addition to the self-service functionality used by newspapers. We are incorporating certain functions of this platform into IZEAx in order to have one consolidated platform in the future. We do not allocate any engineering resources to new feature development on the Ebyline platform. This is a legacy platform with declining revenue from a declining customer base that will eventually be sunsetted. We plan to transition any remaining customers into our IZEAx platform in the future.

ZenContent. In July 2016, we acquired ZenContent including its custom content creation workflow technology and database of creators. ZenContent’s platform enables us to produce highly scalable, multi-part production of content for both e-commerce entities, as well as brand customers. The ZenContent platform allows us to parse work out to a wide array of qualified creators who together can develop custom content assets with unmatched quality, speed, and price. This platform is currently utilized by our campaign fulfillment team to service orders for custom content. We plan to integrate certain functions of the ZenContent platform into IZEAx in order to have one consolidated platform in the future.

TapInfluence. In July 2018, we acquired TapInfluence, Inc. (“TapInfluence”) and its technology platform that operates a SaaS based online marketplace for brands and agencies to execute influencer marketing campaigns. Key features and technologies from the TapInfluence platform will be integrated into IZEAx and the acquisition will augment IZEAx's software as a service customer base.

Corporate Information
IZEA Worldwide, Inc. was founded in February 2006 under the name PayPerPost, Inc. and became a public company incorporated in the state of Nevada in May 2011. Our principal executive offices are located at 480 N. Orlando Avenue, Suite 200, Winter Park, Florida 32789, and our telephone number is (407) 674-6911. We have additional offices in Chicago, Denver, Los Angeles, San Francisco and Toronto and a sales presence in New York and Detroit. We maintain a corporate website at https://izea.com. Information on our website does not constitute part of this prospectus and should not be relied upon with respect to this offering.

Recent Developments
On July 2, 2018, we completed an underwritten public offering for the sale of 3,556,000 shares of our common stock at a price of $1.00 per share. The net proceeds for all shares sold by us in that public offering were approximately $3.1 million after deducting underwriting discounts and commissions and estimated offering expenses.

On July 26, 2018, we completed a merger with TapInfluence pursuant to the terms of the Agreement and Plan of Merger, dated as of July 11, 2018, by and among IZEA, IZEA Merger Sub, Inc., TapInfluence, certain stockholders of TapInfluence and the stockholders’ representative, as amended by Amendment No. 1 thereto, dated as of July 20, 2018. At closing, we paid the sum of $1,500,000 less an estimated closing working capital adjustment of negative $181,633 in cash, and issued 1,150,000 shares of our common stock valued at $1,759,500 based on the $1.53 closing market price of our common stock on July 26, 2018. We will pay TapInfluence stockholders an additional $4,500,000 in the form of cash, common stock or a combination thereof, at our option, in two installments -- $1,000,000 six months after the closing date and $3,500,000 twelve months after the closing date of the merger.

On July 30, 2018, we paid $333,333 for the second annual installment due under the Stock Purchase Agreement dated as of July 31, 2016 by and among IZEA, ZenContent and the stockholders of ZenContent. Of this amount, $111,111 was paid in cash and $222,222 was paid using 98,765 shares of our common stock valued at $2.25 per share using a thirty (30) trading day volume-weighted average closing price as reported by the Nasdaq Capital Market prior to the issuance date.

On September 18, 2018, we announced that we became an official “Pinterest Marketing Partner” for “Content Marketing.” Inclusion in the Pinterest Marketing Partners program provides us with API access to insights that will enable brands to more easily discover Pinterest influencers and their content.

We anticipate total bookings for all lines of business to exceed $9.5 million in the three months ending September 30, 2018 ("Q3 2018"). Total bookings is a measure of all sales orders, plus total platform spend by self-service customers, minus any cancellations or refunds. Our management uses bookings as an indicator of our total sales activity. Our reported net revenue is expected to be approximately $5.0 to $5.25 million for Q3 2018.

This unaudited preliminary financial information for Q3 2018 is based upon our estimates and subject to completion of our quarter end financial results. Moreover, this data has been prepared solely on the basis of currently available information by, and is the responsibility of, management. The unaudited preliminary financial information for Q3 2018 has not been reviewed or audited by our independent public accounting firm. This preliminary financial information is not a comprehensive statement of our financial results for this period, and our actual results may differ materially from these estimates upon completion of our financial closing procedures, final adjustments, and other developments that may arise between now and the time the closing procedures for the fiscal quarter are completed. There can be no assurance that these estimates will be realized, and estimates are subject to risks and uncertainties, many of which are not within our control.

The Offering
The following summary contains general information about this offering. The summary is not intended to be complete. You should read the full text and more specific details contained elsewhere in this prospectus supplement and the accompanying prospectus.

Common stock offered by us	1,407,333 shares of common stock.
Shares of common stock outstanding immediately after this offering	12,073,031 shares of common stock.
Use of proceeds
We estimate that we will receive net proceeds from this offering of approximately $1.8 million after deducting the underwriting discount and estimated offering expenses payable by us.
We intend to use the net proceeds from the sale of shares in this offering to finance our growth strategy, and for working capital and general corporate purposes. See “Use of Proceeds.”

Risk factors
Investing in our common stock involves risk. You should consider carefully the risks discussed in this prospectus supplement as well as those described under the heading “Risk Factors” herein, and under the heading “Risk Factors” of the accompanying prospectus and in the documents we have incorporated by reference herein, including our Quarterly Reports on Form 10-Q for the quarters ended March 31, 2018 and June 30, 2018 and our Annual Report on Form 10-K for the year ended December 31, 2017, together with all of the other information included in, or incorporated by reference into, this prospectus supplement and the accompanying prospectus, before making a decision whether to invest in our common stock. See “Incorporation of Certain Documents by Reference” and “Where You Can Find More Information.”

Nasdaq Capital Market symbol	IZEA

Certain of our directors and executive officers have agreed to purchase 3,000 shares of our common stock in this offering at the public offering price.

The number of shares of our common stock to be outstanding immediately after this offering, as shown above, is based on 10,665,698 shares outstanding as of September 18, 2018 and excludes, as of that date, the following:

•	1,066,299 shares of our common stock issuable upon the exercise of outstanding stock options having an average exercise price of $5.59 per share;

•	434,036 shares of our common stock exercisable upon the exercise of outstanding warrants having an average exercise price of $8.64 per share;

•
251,839 shares of common stock reserved for future issuance under our May 2011 Equity Incentive Plan and 22,405 shares of common stock reserved for future issuance under our 2014 Employee Stock Purchase Plan; and

•	any shares of common stock that we may issue pursuant to the annual payment and contingent performance payment provisions of the stock purchase agreement in connection with our ZenContent acquisition.

Summary Consolidated Financial Data
We present below our summary consolidated financial data for the periods indicated. We have derived our summary consolidated statement of operations data for the years ended December 31, 2017 and 2016 and summary consolidated balance sheet data as of December 31, 2017 from our audited consolidated financial statements included in our annual report on Form 10-K for the year ended December 31, 2017 and incorporated by reference in this prospectus supplement and the accompanying prospectus. The summary consolidated statement of operations data presented below for the six-month periods ended June 30, 2018 and 2017 and summary consolidated balance sheet data as of June 30, 2018 have been derived from our unaudited financial statements included in our quarterly report on Form 10-Q for the six months ended June 30, 2018 and incorporated by reference in this prospectus supplement and the accompanying prospectus. The unaudited summary consolidated financial data for the six months ended June 30, 2018 and 2017 include, in the opinion of management, all adjustments (consisting only of normal recurring adjustments) necessary to present fairly the information presented. The results for the six months ended June 30, 2018 are not necessarily indicative of the results to be expected for the year ending December 31, 2018. You should read this information together with “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and the financial statements and related notes incorporated by reference into this prospectus supplement.

	Six Months Ended June 30,		Twelve Months Ended December 31,
Consolidated Statement of Operations Data	2018	2017	2017	2016
Revenue	$8,017,401	$10,547,409	$24,437,649	$21,234,297
Cost of revenue (exclusive of amortization)	4,093,440	5,051,759	11,585,316	10,474,769
Total costs and expenses	11,646,540	14,661,261	29,913,885	28,710,641
Loss from operations	(3,629,139)	(4,113,852)	(5,476,236)	(7,476,344)
Net loss	(3,692,875)	(4,165,818)	(5,467,699)	(7,560,200)
Basic and diluted loss per common share	$(0.63)	$(0.74)	$(0.96)	$(1.41)
Weighted average common shares outstanding – basic and diluted	5,819,883	5,637,636	5,674,901	5,380,465

Consolidated Balance Sheet Data	June 30, 2018	December 31, 2017
Cash and cash equivalents	$1,878,159	$3,906,797
Total assets	10,965,282	13,627,303
Total liabilities	8,697,968	8,333,718
Total stockholders' equity	2,267,314	5,293,585

RISK FACTORS
An investment in our common stock involves a high degree of risk. You should consider carefully the risks discussed below as well as those described under “Risk Factors” of the accompanying prospectus and in the documents we have incorporated by reference herein and therein, including our Quarterly Reports on Form 10-Q for the quarters ended March 31, 2018 and June 30, 2018 and our Annual Report on Form 10-K for the year ended December 31, 2017, together with all of the other information included in, or incorporated by reference into, this prospectus supplement and the accompanying prospectus, before making a decision whether to invest in our common stock. See “Incorporation of Certain Documents by Reference” and “Where You Can Find More Information.” Additional risks not presently known to us or which we consider immaterial based on information currently available to us may also materially adversely affect us. If any of the events anticipated by the risks described occur, our results of operations and financial condition could be adversely affected, which could result in a decline in the market price of our common stock, causing you to lose all or part of your investment.

Risks Related to our Business

We have a history of net losses, expect future losses and cannot assure you that we will achieve profitability.

We have incurred significant net losses and negative cash flow from operations for most periods since our inception, which has resulted in a total accumulated deficit of $51,069,117 as of June 30, 2018.  For the six months ended June 30, 2018, we had a net loss of $3,692,875, including a $3,629,139 loss from operations and we expect to incur a net loss for the fiscal year 2018.

We have seen a year-over-year decrease in revenue in the first half of 2018 and believe revenue will also decrease year-over-year in the second half of 2018 related to our managed services. We have not achieved profitability and cannot be certain that we will be able to realize sufficient revenue to achieve profitability. Therefore, we may need to develop a plan to raise additional capital or make further reductions in our operating expenses in order to achieve profitability.

We have raised and will need to raise additional capital to meet our business requirements and purchase obligations in the future following this offering and such capital raising may be costly or difficult to obtain and could dilute then stockholders’ ownership interests.

We have incurred losses since inception and expect to continue to incur losses until we are able to significantly grow our revenues. Our cash balance as of June 30, 2018 was $1,878,159. On July 2, 2018,we completed an underwritten public offering for the sale of 3,556,000 shares of our common stock at a public offering price of $1.00 per share. The net proceeds for all shares sold by us in the public offering were approximately $3.1 million after deducting underwriting discounts and commissions and estimated offering expenses; however, we expect additional financing transactions will be necessary to meet our business requirements and purchase obligations.

We have seen a year over year decrease in revenue in the first half of 2018 and believe revenue from managed services will also decrease year over year in the second half of 2018 due to the lower bookings received in the fourth quarter of 2017 through the second quarter of 2018. Our revenue results from numerous individual one-time orders, which we cannot predict with reasonable certainty. Even with the net proceeds from this offering, if our annual revenue continues to decline from prior year levels at a rate similar to or greater than the decline reflected in the first half of 2018 and future commitments do not increase as anticipated, we will need additional financing in the future to maintain and expand our business. Such financing may not be available on favorable terms, if at all. Any additional capital raised through the sale of equity or equity-linked securities may dilute current stockholders’ ownership percentages and could also result in a decrease in the market value of our common stock. The terms of any securities issued by us in future capital transactions may be more favorable to new investors, and may include preferences, superior voting rights and the issuance of warrants or other derivative securities, which may have a further dilutive effect on the holders of any of our securities then outstanding.

If we are unable to obtain such additional financing on a timely basis or generate sufficient revenues from operations, we may have to curtail our activities and growth plans, reduce expenses, and/or sell assets, perhaps on unfavorable terms, which would have a material adverse effect on our business, financial condition and results of operations, and ultimately we could be forced to discontinue our operations and liquidate, in which event it is unlikely that stockholders would receive any distribution on their shares.

In addition, we may incur substantial costs in pursuing future capital financing, including investment banking fees, legal fees, accounting fees, securities law compliance fees, printing and distribution expenses and other costs. We may be required to bear the costs even if we are unable to successfully complete any such capital financing. We may also be required to recognize non-cash expenses in connection with certain securities we issue, such as convertible promissory notes and warrants, which may adversely impact our financial results.

We will need to raise additional capital to finance obligations relating to recent acquisitions if we are not able to obtain stockholder approval to satisfy such obligations by payment in shares of common stock.

We have future purchase obligations related to our acquisitions of ZenContent in July 2016 and TapInfluence in July 2018. We are obligated to make certain deferred payments of the respective purchase prices of those acquisitions, which may be made in common stock at our election. We do not have enough cash to cover these current obligations and intend to rely on our ability to issue shares of our common stock as payment, our ability to raise additional capital through the sale of equity or equity linked securities, or our ability to utilize or secure other debt financing to pay for our current obligations. The issuance of a substantial number of shares of our common stock to the former stockholders of TapInfluence or ZenContent or the perception that such issuances may occur could cause our stock price to decline and make it more difficult for us to raise funds through future offerings of our common stock or to acquire other businesses using our common stock as consideration. In addition, such issuances would dilute your percentage of ownership of our common stock.

Additionally, in order to finance these purchase obligations with issuances of our common stock, we may need to seek stockholder approval under Nasdaq Marketplace Rules, which in certain circumstances require stockholder approval for any issuance or series of issuances of equity securities that would comprise more than 20% of the total shares of our common stock outstanding before such issuance or issuances. However, we may not be successful in obtaining any such stockholder approval, in which case we may need to seek alternative sources of financing.

We have been named as a defendant in a securities class action lawsuit. This litigation, and any other similar or related claims or investigations, could result in substantial damages and cost and may divert management’s time and attention from our business.
Soon after the announcement of a restatement of our financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2017, we and certain of our officers and directors were named as parties in lawsuits relating to the restatement, which are ongoing.

A securities class action lawsuit, Julian Perez, individually, and on behalf of all others similarly situated v. IZEA, Inc., et al., case number 2:18-cv-02784-SVW-GJS was instituted April 4, 2018 in the U.S. District Court for the Central District of California against us and certain of our executive officers on behalf of certain purchasers of our common stock. The plaintiffs seek to recover damages for investors under federal securities laws. We are still in the early stages of this litigation and are unable to estimate a reasonably possible range of loss, if any, that may result from this matter.
On July 3, 2018, a shareholder derivative lawsuit, Korene Stuart v. Edward H. Murphy et al., case number A-18-777135-C was instituted in the Eighth Judicial District Court of the State of Nevada, Clark County against certain executive officers and members of the Board of Directors for IZEA. IZEA has been named as a nominal defendant. The plaintiff seeks to recover damages on behalf of the company for purported breaches of the individual defendants’ fiduciary duties as directors and/or officers of IZEA, unjust enrichment, abuse of control, gross mismanagement, and waste of corporate assets in violation of state common law. We believe that the plaintiff’s allegations are without merit and intend to vigorously defend against the claims.

These lawsuits, and any other similar or related claims or investigations could result in the diversion of management’s time and attention away from business operations, which could harm our business and also harm our relationships with existing customers, vendors and business partners. These lawsuits may also materially damage our reputation and the value of our brand. Our legal expenses incurred in defending the lawsuit, and any other similar or related matter, could be significant, and a ruling against us, or any settlement, could have a material adverse effect on us.
There can be no assurance that any litigation to which we are, or in the future may become, a party will be resolved in our favor. These lawsuits and any other lawsuits that we may become party to are subject to inherent uncertainties, and the costs to us of defending litigation matters will depend upon many unknown factors. Any claim that is successfully decided against us may require us to pay substantial damages, including punitive damages, and other related fees. Regardless of whether lawsuits are resolved in our favor or if we are the plaintiff or the defendant in the litigation, any lawsuits to which we are or may become a party will likely be expensive and time consuming to defend or resolve.

Our actual annual and quarterly results for 2018 may vary from our prior year and the results for the first six months of 2018 included under “Prospectus Supplement Summary - Summary Consolidated Financial Data” and the variances may be material.

This prospectus supplement contains certain unaudited financial results for revenue, net income, cash and cash equivalents, accounts receivable, and total assets for our quarter ended June 30, 2018 and certain audited financial results for our years ended December 31, 2017 and 2016. Operating results for the prior years or the six months ended June 30, 2018 are not necessarily indicative of results that may be expected quarterly or for the entire 2018 fiscal year, and we therefore caution you not to place undue reliance on them. See “Special Note Regarding Forward-Looking Information” for a discussion of factors that may cause our actual results to vary from our estimates.

We may expand our business through acquisitions of other companies, technologies and assets, which may divert our management’s attention, prove not to be successful, or result in equity dilution to our stockholders.

We have completed three significant acquisitions in recent years, Ebyline in January 2015, ZenContent in July 2016, and TapInfluence in July 2018. We may decide to pursue other acquisitions of companies, technologies and assets in the future. Such transactions could divert our management’s time and focus from operating our business. Integrating an acquired company, technology or assets is risky and may result in unforeseen operating difficulties and expenditures, including, among other things, with respect to:

•	incorporating new technologies into our existing business infrastructure;

•	consolidating corporate and administrative functions;

•	coordinating our sales and marketing functions to incorporate the new company, technology or assets;

•	maintaining morale, retaining and integrating key employees to support the new business or technology and managing our expansion in capacity; and

•	maintaining standards, controls, procedures and policies (including effective internal control over financial reporting and disclosure controls and procedures).

In addition, a significant portion of the purchase price of companies we may acquire may be allocated to acquired goodwill and other intangible assets, which must be assessed for impairment at least annually. In the future, if our acquisitions do not yield expected returns, we may be required to take charges to our earnings based on this impairment assessment process, which could harm our operating results.

Future acquisitions could result in potentially dilutive issuances of our equity securities, including our common stock, or the incurrence of debt, contingent liabilities, amortization expenses or acquired in-process research and development expenses, any of which could harm our business, financial condition and results of operations. Future acquisitions may also require us to obtain additional financing, which may not be available on favorable terms, or at all.

We may fail to meet publicly announced financial guidance or other expectations about our business, which could cause our stock to decline in value.

From time to time, we provide preliminary financial results or forward-looking financial guidance, to our investors. Such statements are based on our current views, expectations and assumptions and involve known and unknown risks and uncertainties that may cause actual results, performance, achievements or share prices to be materially different from any future results, performance, achievements or share prices expressed or implied by such statements. Such risks and uncertainties include, among others: changes to the assumptions used to forecast or calculate such guidance, the risk that our business does not perform as expected, changes in the markets for our products and services and risks related to competitive factors. Such risks are summarized in the other risks factors included or incorporated by reference in this prospectus supplement and the accompanying prospectus.

Risks Related to Our Common Stock and this Offering
Exercise of stock options, warrants and other securities will dilute your percentage of ownership and could cause our stock price to fall.

As of September 18, 2018, we had 10,665,698 shares of common stock issued, outstanding stock options to purchase 1,066,299 shares of our common stock at an average exercise price of $5.59 per share, and outstanding warrants to purchase 434,036 shares of our common stock at an average exercise price of $8.64 per share.

We have also reserved shares to issue stock options, restricted stock or other awards to purchase or receive up to 251,839 shares of common stock under our May 2011 Equity Incentive Plan and 22,405 shares of common stock under our 2014 Employee Stock Purchase Plan. In the future, we may grant additional stock options, restricted stock units, warrants and convertible securities, as well as issue additional shares of common stock pursuant to our obligations under the stock purchase agreements in connection with our ZenContent and TapInfluence acquisitions. The exercise, conversion or exchange by holders of stock options, restricted stock units, warrants or convertible securities for shares of common stock, the issuance of new shares of common stock for past acquisition obligations, shares of common stock issued as consideration in future acquisitions, and shares of common stock issued in future equity offerings will dilute the percentage ownership of our stockholders. Sales of a substantial number of shares of our common stock could cause the price of our common stock to fall and could impair our ability to raise capital by selling additional securities.

There can be no assurance that we will continue to meet the requirements for our common stock to trade on the Nasdaq Capital Market.

Since becoming listed on the Nasdaq Capital Market on January 26, 2016, we have been required to comply with certain Nasdaq listing requirements, including, without limitation, with respect to our corporate governance, finances and stock price. In particular, Nasdaq rules include minimum bid price, stockholders’ equity and public float requirements.

Among other continued listing requirements, Nasdaq requires us to maintain at least $2.5 million in stockholders’ equity and a minimum bid price of $1.00. As of June 30, 2018 our stockholders’ equity balance was $2,267,314, which was below Nasdaq’s minimum continued listing standard. However, on July 2, 2018, we completed an underwritten public offering for the sale of 3,556,000 shares of the Company's common stock at a public offering price of $1.00 per share. The net proceeds were approximately $3.1 million, which then increased our stockholders' equity above the $2.5 million stockholders’ equity minimum, keeping us in compliance with the Nasdaq standard. Although we regained compliance after completing the underwritten public offering, there can be no assurance that we will be able to maintain the required stockholders’ equity balance or meet other continued listing requirements in the future.

If we fall below the minimum requirements, we will need to develop a plan to regain compliance that is satisfactory to Nasdaq. Such plans may include raising additional capital. Sales of a substantial number of shares of our common stock or securities convertible or exercisable into shares of our common stock could cause the market price of our common stock to drop and could dilute your percentage of ownership. If our plans are unsuccessful, our common stock may be delisted from the Nasdaq Capital Market.

If our common stock were delisted from the Nasdaq Capital Market, it would likely lead to a number of negative implications, including an adverse effect on the price of our common stock, reduced liquidity in our common stock, the loss of federal preemption of state securities laws and greater difficulty in obtaining financing. In the event of a delisting, we would expect to take actions to restore our compliance with Nasdaq’s listing requirements, but we can provide no assurance that any such action taken by us would allow our common stock to become listed again, stabilize the market price or improve the liquidity of our common stock or prevent future non-compliance with Nasdaq’s listing requirements.

Our historic stock price has been volatile and the future market price for our common stock is likely to continue to be volatile. This may make it difficult for you to sell our common stock for a positive return on your investment.

The public market for our common stock has historically been volatile. Any future market price for our shares is likely to continue to be volatile. This price volatility may make it more difficult for you to sell shares when you want at prices you find attractive. The stock market in general has experienced extreme price and volume fluctuations that have often been unrelated or disproportionate to the operating performance of specific companies. Broad market factors and the investing public’s negative perception of our business may reduce our stock price, regardless of our operating performance. Further, the market for our common stock is limited and we cannot assure you that a larger market will ever be developed or maintained. We cannot predict the effect that this offering will have on the volume or trading price of our common stock. We cannot provide assurance that the market price of our common stock will not fall below the public offering price or that, following the offering, a stockholder will be able to sell shares acquired in this offering at a price equal to or greater than the offering price. Market fluctuations and volatility, as well as general economic, market and political conditions, could reduce our market price. As a result, these factors may make it more difficult or impossible for you to sell our common stock for a positive return on your investment.

If securities or industry analysts do not publish or cease publishing research or reports about us, our business, or our market, or if they adversely change their recommendations regarding our stock, our stock price and trading volume could decline.

The trading market for our common stock is influenced by the research and reports that securities or industry analysts may publish about us, our business, our market, or our competitors. No person is under any obligation to publish research or reports on us, and any person publishing research or reports on us may discontinue doing so at any time without notice. If adequate research coverage is not maintained on our company or if any of the analysts who cover us downgrade our stock or publish inaccurate or unfavorable research about our business or provide relatively more favorable recommendations about our competitors, our stock price would likely decline. If any analysts who cover us were to cease coverage of our company or fail to regularly publish reports on us, we could lose visibility in the financial markets, which in turn could cause our stock price or trading volume to decline.

Our earnings are subject to substantial quarterly and annual fluctuations and to market downturns.

Our revenues and earnings may fluctuate significantly in the future. General economic or other political conditions may cause a downturn in the market for our products or services. A future downturn in the market for our products or services could adversely affect our operating results and increase the risk of substantial quarterly and annual fluctuations in our earnings. Our future operating results may be affected by many factors, including, but not limited to: our ability to retain existing or secure anticipated advertisers and creators; our ability to develop, introduce and market new products and services on a timely basis; changes in the mix of products developed, produced and sold; and disputes with our advertisers and creators. These factors affecting our future earnings are difficult to forecast and could harm our quarterly and/or annual operating results. The change in our earnings or general economic conditions may cause the market price of our common stock to fluctuate.

We have provisions in our articles of incorporation that substantially eliminate the personal liability of members of our board of directors for violations of their fiduciary duty of care as a director and that allow us to indemnify our officers and directors. This could make it very difficult for you to bring any legal actions against our directors for such violations or could require us to pay any amounts incurred by our directors in any such actions.
Pursuant to our articles of incorporation, members of our board of directors will have no liability for violations of their fiduciary duty of care as a director, except in limited circumstances. This means that you may be unable to prevail in a legal action against our directors even if you believe they have breached their fiduciary duty of care. In addition, our articles of incorporation allow us to indemnify our directors from and against any and all expenses or liabilities arising from or in connection with their serving in such capacities with us. This means that if you were able to enforce an action against our directors or officers, in all likelihood we would be required to pay any expenses they incurred in defending the lawsuit and any judgment or settlement they otherwise would be required to pay.
You will experience immediate and substantial dilution when you purchase shares in this offering.
You will incur immediate and substantial dilution as a result of this offering. After giving effect to the sale by us of 1,407,333 shares of our common stock in this offering at the public offering price of $1.50 per share, and after deducting the underwriting discount and estimated offering expenses payable by us, investors in this offering will suffer an immediate dilution of $1.64 per share. See “Dilution.”

Investors in this offering will be subject to increased dilution upon the exercise of outstanding stock options and warrants. As of September 18, 2018, these stock options and warrants represent 1,500,335 additional shares of common stock that could be issued in the future. Similar dilution will occur in the event we issue any shares of common stock pursuant to the annual payment and contingent performance payment provisions of the stock purchase agreements in connection with our ZenContent and TapInfluence acquisitions.

Our officers and directors have significant voting power and may take actions that may not be in the best interests of other stockholders.

Our executive officers and directors currently beneficially own approximately 21% of our outstanding common stock. Upon the completion of this offering, our executive officers and directors will beneficially own approximately 19% of our outstanding common stock after giving effect to purchases by certain of our officers and directors of 3,000 shares of our common stock in this offering. If these stockholders act together, they will be able to exert influence over our management and affairs requiring stockholder approval, including approval of significant corporate transactions. This influence may have the effect of dela ying or preventing a change in control and might adversely affect the market price of our common stock. This influence may not be in the best interests of all of our stockholders.

We will have broad discretion as to the use of the proceeds from this offering, and we may not use the proceeds effectively.
Although we intend to use the net proceeds in the offering to finance our growth strategy, and for working capital and general corporate purposes, we will have broad discretion as to the application of the net proceeds and could use them for purposes other than those contemplated at the time of this offering. Our stockholders may not agree with the manner in which our management chooses to allocate and spend the net proceeds. Moreover, our management could use the net proceeds for corporate purposes that may not necessarily increase our market value or improve our results of operations.
We have not paid dividends in the past and do not expect to pay dividends in the future.  Any return on investment may be limited to the value of our common stock.
We have never paid cash dividends on our common stock and do not anticipate doing so in the foreseeable future. The payment of dividends on our common stock will depend on earnings, financial condition and other business and economic factors affecting us at such time as our Board of Directors may consider relevant. If we do not pay dividends, our common stock may be less valuable because a return on your investment will only occur if our stock price appreciates.

PRICE RANGE OF COMMON STOCK
On January 26, 2016, our shares of common stock commenced trading on the Nasdaq Capital Market under the symbol IZEA. Prior to that date, our common stock was quoted on the OTCQB marketplace under the same symbol. On January 6, 2016, we filed a Certificate of Change with the Secretary of State of Nevada to effect a reverse stock split of our outstanding shares of common stock at a ratio of one share for every 20 shares outstanding prior to the effective date of the reverse stock split. All historical prices in the following table reflect the 1-for-20 reverse stock split of our outstanding shares of common stock that became market effective on January 11, 2016.

From January 1 through January 25, 2016, our high and low intra-day bid information (for the period when our common stock traded on the OTCQB marketplace) was $9.00 and $6.38, respectively. The quotations represent inter-dealer prices without retail mark-ups, mark-downs or commissions, and may not necessarily represent actual transactions. The quotations may be rounded for presentation.

The following table sets forth for the periods indicated the range of the high and low sales prices for our common stock as reported on the Nasdaq Capital Market:

Year ended December 31, 2016	High	Low
First quarter (beginning January 26, 2016)	$8.50	$6.10
Second quarter	$7.90	$5.55
Third quarter	$7.95	$5.51
Fourth quarter	$5.97	$4.11

Year ended December 31, 2017	High	Low
First quarter	$5.73	$2.99
Second quarter	$4.20	$1.72
Third quarter	$7.63	$1.37
Fourth quarter	$7.85	$3.00

Year ending December 31, 2018	High	Low
First quarter	$7.60	$3.22
Second quarter	$3.98	$0.88
Third quarter (through September 18, 2018)	$2.66	$0.80

On September 18, 2018, the last reported sale price of our common stock on the Nasdaq Capital Market was $1.71 per share. As of September 18, 2018, we had approximately 336 stockholders of record and a greater number of beneficial holders for whom shares are held in a “nominee” or “street” name.
The comparisons contained herein may not provide meaningful information to you in determining whether to purchase our common stock. You are urged to obtain current sale prices of our common stock and to carefully review the other information contained in this prospectus supplement, the accompany prospectus and the documents incorporated by reference herein or therein. See “Where You Can Find More Information” and “Incorporation of Certain Documents By Reference” in this prospectus supplement.

DIVIDEND POLICY
We have never paid dividends to holders of our common stock and we do not anticipate paying any cash dividends in the foreseeable future as we intend to retain any earnings for use in our business. Any future determination to pay dividends will be at the discretion of our board of directors and will depend upon our results of operations, financial condition, contractual restrictions, restrictions imposed by applicable law and other factors our board of directors deems relevant.

USE OF PROCEEDS
We estimate that we will receive net proceeds of approximately $1.8 million from this offering after deducting the underwriting discount and estimated offering expenses payable by us.
We intend to use the net proceeds from this offering to finance our growth strategy, and for working capital and general corporate purposes. Working capital may be used to pay for, among other things, salaries, professional fees, public reporting costs, office-related expenses and other corporate expenses, including interest and overhead.

The amount and timing of our actual expenditures for these purposes may vary significantly and will depend on a number of factors, including our future revenue and cash generated by operations and other factors described under the heading “Risk Factors” in this prospectus supplement.  Accordingly, our management will have broad discretion in applying the net proceeds of this offering. Pending these uses, we intend to invest the net proceeds from this offering in short-term, investment-grade, interest-bearing securities.

CAPITALIZATION
The following table sets forth our cash and capitalization as of June 30, 2018 (a) on an actual basis, and (b) on an as adjusted basis to give effect to the sale by us of 1,407,333 shares of our common stock in this offering at the public offering price of $1.50 per share, after deducting the underwriting discount and estimated offering expenses payable by us.
This table should be read with “Use of Proceeds” in this prospectus supplement as well as “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and our financial statements and related notes included in our annual report on Form 10-K for the fiscal year ended December 31, 2017 and our quarterly reports on Form 10-Q for the quarters ended March 31, 2018 and June 30, 2018 and incorporated by reference in this prospectus supplement and the accompanying prospectus.

	As of June 30, 2018
	Actual (unaudited)	As Adjusted (unaudited)
Cash and cash equivalents	$1,878,159	$3,700,369
Capitalization:
Line of credit	$845,365	$845,365
Stockholders’ equity:
Common stock, $.0001 par value; 200,000,000 shares authorized; 5,860,933 actual issued and outstanding; 7,268,266 as adjusted	$586	$727
Additional paid-in capital	53,335,845	55,157,914
Accumulated deficit	(51,069,117)	(51,069,117)
Total stockholders’ equity	$2,267,314	$4,089,524
Total capitalization	$3,112,679	$4,934,889
The outstanding historical share information and additional paid-in capital in the table above is based on 5,860,933 shares of common stock outstanding as of June 30, 2018 and excludes, as of that date, the following:

•	1,020,643 shares of our common stock issuable upon the exercise of outstanding stock options having an average exercise price of $5.89 per share;

•	514,012 shares of our common stock exercisable upon the exercise of outstanding warrants having an average exercise price of $8.47 per share;

•
297,495 shares of common stock reserved for future issuance under our May 2011 Equity Incentive Plan and 22,405 shares of common stock reserved for future issuance under our 2014 Employee Stock Purchase Plan; and

•	any shares of common stock that we may issue pursuant to the annual payment and contingent performance payment provisions of the stock purchase agreement in connection with our ZenContent acquisition.

DILUTION
If you purchase shares of our common stock in this offering, you will experience dilution to the extent of the difference between the public offering price per share in this offering and our as adjusted net tangible book value per share immediately after this offering. Net tangible book value per share is equal to the amount of our total tangible assets, less total liabilities, divided by the number of outstanding shares of our common stock. As of June 30, 2018, our net tangible book value was approximately $(2.87) million, or $(0.49) per share.
After giving effect to the sale of 1,407,333 shares of our common stock in this offering at the public offering price of $1.50 per share, after deducting the underwriting discount and estimated offering expenses payable by us, our as adjusted net tangible book value as of June 30, 2018 would have been approximately $(1.05) million. This represents an immediate increase in net tangible book value of $0.35 per share to existing stockholders and an immediate dilution of $1.64 per share to new investors purchasing shares of our common stock in this offering at the public offering price. The following table illustrates this per share dilution:

Public offering price per share		$1.50
Net tangible book value per share as of June 30, 2018	$(0.49)
Increase in net tangible book value per share after giving effect to this offering	$0.35
As adjusted net tangible book value per share after giving effect to this offering		$(0.14)
Dilution per share to new investors in this offering		$1.64
The foregoing discussion and table do not take into account further dilution to new investors that could occur upon the exercise of outstanding stock options or warrants having a per share exercise price less than the per share offering price to the public in this offering. In addition, we may choose to raise additional capital due to market conditions or strategic considerations even if we believe we have sufficient funds for our current or future operating plans. To the extent that additional capital is raised through the sale of equity or equity-linked securities, the issuance of these securities could result in further dilution to our stockholders.

The table and discussion above are based on 5,860,933 shares of common stock outstanding as of June 30, 2018 and excludes, as of that date, the following:

•	1,020,643 shares of our common stock issuable upon the exercise of outstanding stock options having an average exercise price of $5.89 per share;

•	514,012 shares of our common stock exercisable upon the exercise of outstanding warrants having an average exercise price of $8.47 per share;

•
297,495 shares of common stock reserved for future issuance under our May 2011 Equity Incentive Plan and 22,405 shares of common stock reserved for future issuance under our 2014 Employee Stock Purchase Plan; and

•	any shares of common stock that we may issue pursuant to the annual payment and contingent performance payment provisions of the stock purchase agreement in connection with our ZenContent acquisition.

UNDERWRITING

We are offering the shares of common stock described in this prospectus supplement and the accompanying prospectus through the underwriter listed below. Craig-Hallum Capital Group LLC is acting as the sole managing underwriter of this offering. The underwriter named below has agreed to buy, subject to the terms of the underwriting agreement, the number of shares of common stock listed opposite its name below. The underwriter is committed to purchase and pay for all of the shares if any are purchased.

Underwriter	Number of Shares
Craig-Hallum Capital Group LLC	1,407,333
Total	1,407,333

The underwriter has advised us that it proposes to offer the shares of common stock to the public at a price of $1.50 per share. The underwriter proposes to offer the shares of common stock to certain dealers at the same price less a concession of not more than $0.07196 per share. After the offering, these figures may be changed by the underwriter.

The shares sold in this offering are expected to be ready for delivery on or about September 21, 2018, against payment in immediately available funds. The underwriter may reject all or part of any order.

The table below summarizes the underwriting discounts that we will pay to the underwriter. The underwriting discount and reimbursable expenses that the underwriter will receive were determined through arms’ length negotiations between us and the underwriter.

	Per Share	Total
Underwriting discount to be paid by us (1)	$0.11994	$168,790

(1)
Represents a blended underwriting discount for all shares. The underwriter will receive an underwriting discount equal to 6.0% on 3,000 shares purchased by certain of our directors and executive officers and 8.0% on all other shares sold in the offering.

We estimate that the total expenses of this offering, excluding underwriting discounts, will be approximately $120,000. This includes $75,000 of fees and expenses of the underwriter. In accordance with FINRA Rule 5110, this reimbursement fee described in the preceding sentence is deemed underwriting compensation for this offering.
We have also agreed to indemnify the underwriter against certain liabilities, including civil liabilities under the Securities Act or to contribute to payments that the underwriter may be required to make in respect of those liabilities.

Certain of our directors and executive officers have agreed to purchase 3,000 shares of our common stock in this offering at the public offering price.
No Sales of Similar Securities
We and each of our directors and officers have agreed not to offer, sell, agree to sell, directly or indirectly, or otherwise dispose of any shares of common stock or any securities convertible into or exchangeable for shares of common stock without the prior written consent of the underwriter for a period of 90 days after the date of the final prospectus supplement. These lock-up agreements provide limited exceptions and their restrictions may be waived at any time by the underwriter.

Price Stabilization, Short Positions and Penalty Bids

To facilitate this offering, the underwriter may engage in transactions that stabilize, maintain or otherwise affect the price of our common stock during and after the offering. Specifically, the underwriter may over-allot or otherwise create a short position in our common stock for its own account by selling more shares of common stock than we have sold to the underwriter. The underwriter may close out any short position by either exercising its option to purchase additional shares or purchasing shares in the open market.

In addition, the underwriter may stabilize or maintain the price of our common stock by bidding for or purchasing shares in the open market and may impose penalty bids. If penalty bids are imposed, selling concessions allowed to broker-dealers participating in this offering are reclaimed if shares previously distributed in this offering are repurchased, whether in connection with stabilization transactions or otherwise. The effect of these transactions may be to stabilize or maintain the market price of our common stock at a level above that which might otherwise prevail in the open market. The imposition of a penalty bid may also affect the price of our common stock to the extent that it discourages resales of our common stock. The magnitude or effect of any stabilization or other transactions is uncertain. These transactions may be effected on the Nasdaq Capital Market or otherwise and, if commenced, may be discontinued at any time.

In connection with this offering, the underwriter and selling group members, if any, may also engage in passive market making transactions in our common stock on the Nasdaq Capital Market. Passive market making consists of displaying bids on the Nasdaq Capital Market by the prices of independent market makers and effecting purchases limited by those prices in response to order flow. Rule 103 of Regulation M promulgated by the SEC limits the amount of net purchases that each passive market maker may make and the displayed size of each bid. Passive market making may stabilize the market price of our common stock at a level above that which might otherwise prevail in the open market and, if commenced, may be discontinued at any time.

Neither we nor the underwriter make any representation or prediction as to the direction or magnitude of any effect that the transactions described above may have on the price of our common stock. In addition, neither we nor the underwriter make any representation that the underwriter will engage in these transactions or that any transaction, if commenced, will not be discontinued without notice.

Affiliations

The underwriter and its affiliates is a full service financial institution engaged in various activities, which may include securities trading, commercial and investment banking, financial advisory, investment management, investment research, principal investment, hedging, financing and brokerage activities. The underwriter may in the future engage in investment banking and other commercial dealings in the ordinary course of business with us or our affiliates. The underwriter may in the future receive customary fees and commissions for these transactions.

On July 2, 2018, we completed a public offering for the sale of 3,556,000 shares of our common stock at a price of $1.00 per share, for net proceeds of $3,283,966, net of the underwriting discount. Craig-Hallum Capital Group LLC acted as the sole managing underwriter of that public offering.

In the ordinary course of its various business activities, the underwriter and its affiliates may make or hold a broad array of investments and actively trade debt and equity securities (or related derivative securities) and financial instruments (including bank loans) for its own account and for the accounts of its customers, and such investment and securities activities may involve securities and/or instruments of the issuer. The underwriter and its affiliates may also make investment recommendations and/or publish or express independent research views in respect of such securities or instruments and may at any time hold, or recommend to clients that they acquire, long and/or short positions in such securities and instruments.

Electronic Offer, Sale and Distribution

In connection with this offering, the underwriter or certain of the securities dealers may distribute prospectuses by electronic means, such as e-mail. In addition, the underwriter may facilitate Internet distribution for this offering to certain of its Internet subscription customers. The underwriter may allocate a limited number of shares for sale to its online brokerage customers. An electronic prospectus is available on the Internet websites maintained by any such underwriter. Other than the prospectus in electronic format, the information on the websites of the underwriter is not part of this prospectus supplement or the accompanying prospectus.

Listing

Our common stock is listed on the Nasdaq Capital Market under the symbol “IZEA.”

Transfer Agent and Registrar

The transfer agent and registrar for our common stock is Island Stock Transfer.

Selling Restrictions

Canada. The securities may be sold in Canada only to purchasers purchasing, or deemed to be purchasing, as principal that are accredited investors, as defined in National Instrument 45 106 Prospectus Exemptions or subsection 73.3(1) of the

Securities Act (Ontario), and are permitted clients, as defined in National Instrument 31 103 Registration Requirements, Exemptions and Ongoing Registrant Obligations. Any resale of the securities must be made in accordance with an exemption from, or in a transaction not subject to, the prospectus requirements of applicable securities laws.

Securities legislation in certain provinces or territories of Canada may provide a purchaser with remedies for rescission or damages if this prospectus supplement (including any amendment thereto) contains a misrepresentation, provided that the remedies for rescission or damages are exercised by the purchaser within the time limit prescribed by the securities legislation of the purchaser’s province or territory. The purchaser should refer to any applicable provisions of the securities legislation of the purchaser’s province or territory for particulars of these rights or consult with a legal advisor.

Pursuant to section 3A.3 of National Instrument 33 105 Underwriting Conflicts (NI 33 105), the underwriter is not required to comply with the disclosure requirements of NI 33 105 regarding underwriter conflicts of interest in connection with this offering.

European Economic Area. In relation to each Member State of the European Economic Area which has implemented the Prospectus Directive (each, a “Relevant Member State”) an offer to the public of any shares of our common stock may not be made in that Relevant Member State, except that an offer to the public in that Relevant Member State of any shares of our common stock may be made at any time under the following exemptions under the Prospectus Directive, if they have been implemented in that Relevant Member State:

•	to any legal entity which is a qualified investor as defined in the Prospectus Directive;

•
to fewer than 100 or, if the Relevant Member State has implemented the relevant provision of the 2010 PD Amending Directive, 150, natural or legal persons (other than qualified investors as defined in the Prospectus Directive), as permitted under the Prospectus Directive, subject to obtaining the prior consent of the representatives for any such offer; or

•
in any other circumstances falling within Article 3(2) of the Prospectus Directive, provided that no such offer of shares of our common stock shall result in a requirement for the publication by us or any underwriter of a prospectus pursuant to Article 3 of the Prospectus Directive.

For the purposes of this provision, the expression an “offer to the public” in relation to any shares of our common stock in any Relevant Member State means the communication in any form and by any means of sufficient information on the terms of the offer and any shares of our common stock to be offered so as to enable an investor to decide to purchase any shares of our common stock, as the same may be varied in that Member State by any measure implementing the Prospectus Directive in that Member State, the expression “Prospectus Directive” means Directive 2003/71/EC (and amendments thereto, including the 2010 PD Amending Directive, to the extent implemented in the Relevant Member State), and includes any relevant implementing measure in the Relevant Member State, and the expression “2010 PD Amending Directive” means Directive 2010/73/EU.

United Kingdom. The underwriter has represented and agreed that:

•
it has only communicated or caused to be communicated and will only communicate or cause to be communicated an invitation or inducement to engage in investment activity (within the meaning of Section 21 of the Financial Services and Markets Act 2000 (the “FSMA”)) received by it in connection with the issue or sale of the shares of our common stock in circumstances in which Section 21(1) of the FSMA does not apply to us; and

•
it has complied and will comply with all applicable provisions of the FSMA with respect to anything done by it in relation to the shares of our common stock in, from or otherwise involving the United Kingdom.

Switzerland. The shares may not be publicly offered in Switzerland and will not be listed on the SIX Swiss Exchange (the “SIX”) or on any other stock exchange or regulated trading facility in Switzerland. This document has been prepared without regard to the disclosure standards for issuance prospectuses under art. 652a or art. 1156 of the Swiss Code of Obligations or the disclosure standards for listing prospectuses under art. 27 ff. of the SIX Listing Rules or the listing rules of any other stock exchange or regulated trading facility in Switzerland. Neither this document nor any other offering or marketing material relating to the shares or the offering may be publicly distributed or otherwise made publicly available in Switzerland.

Neither this document nor any other offering or marketing material relating to the offering, or the shares have been or will be filed with or approved by any Swiss regulatory authority. In particular, this document will not be filed with, and the offer of shares will not be supervised by, the Swiss Financial Market Supervisory Authority FINMA, and the offer of shares has not been and will not be authorized under the Swiss Federal Act on Collective Investment Schemes (“CISA”). Accordingly, no public distribution, offering or advertising, as defined in CISA, its implementing ordinances and notices, and no distribution to any non-qualified investor, as defined in CISA, its implementing ordinances and notices, shall be undertaken in or from Switzerland, and the investor protection afforded to acquirers of interests in collective investment schemes under CISA does not extend to acquirers of shares.

Australia. No placement document, prospectus, product disclosure statement or other disclosure document has been lodged with the Australian Securities and Investments Commission (“ASIC”), in relation to the offering.

This prospectus does not constitute a prospectus, product disclosure statement or other disclosure document under the Corporations Act 2001 (the “Corporations Act”), and does not purport to include the information required for a prospectus, product disclosure statement or other disclosure document under the Corporations Act.

Any offer in Australia of the shares may only be made to persons (the “Exempt Investors”) who are “sophisticated investors” (within the meaning of section 708(8) of the Corporations Act), “professional investors” (within the meaning of section 708(11) of the Corporations Act) or otherwise pursuant to one or more exemptions contained in section 708 of the Corporations Act so that it is lawful to offer the shares without disclosure to investors under Chapter 6D of the Corporations Act.

The shares applied for by Exempt Investors in Australia must not be offered for sale in Australia in the period of 12 months after the date of allotment under the offering, except in circumstances where disclosure to investors under Chapter 6D of the Corporations Act would not be required pursuant to an exemption under section 708 of the Corporations Act or otherwise or where the offer is pursuant to a disclosure document which complies with Chapter 6D of the Corporations Act. Any person acquiring shares must observe such Australian on-sale restrictions.

This prospectus contains general information only and does not take account of the investment objectives, financial situation or particular needs of any particular person. It does not contain any securities recommendations or financial product advice. Before making an investment decision, investors need to consider whether the information in this prospectus is appropriate to their needs, objectives and circumstances, and, if necessary, seek expert advice on those matters.

Israel. In the State of Israel this prospectus supplement and the accompanying prospectus shall not be regarded as an offer to the public to purchase securities under the Israeli Securities Law, 5728 - 1968, which requires a prospectus to be published and authorized by the Israel Securities Authority, if it complies with certain provisions of Section 15 of the Israeli Securities Law, 5728 - 1968, including, inter alia, if: (i) the offer is made, distributed or directed to not more than 35 investors, subject to certain conditions, or the Addressed Investors; or (ii) the offer is made, distributed or directed to certain qualified investors defined in the First Addendum of the Israeli Securities Law, 5728 - 1968, subject to certain conditions, or the Qualified Investors. The Qualified Investors shall not be taken into account in the count of the Addressed Investors and may be offered to purchase securities in addition to the 35 Addressed Investors. Our company has not and will not take any action that would require it to publish a prospectus in accordance with and subject to the Israeli Securities Law, 5728 - 1968. We have not and will not distribute this prospectus supplement or the accompanying prospectus or make, distribute or direct an offer to subscribe for our securities to any person within the State of Israel, other than to Qualified Investors and up to 35 Addressed Investors.

Qualified Investors may have to submit written evidence that they meet the definitions set out in of the First Addendum to the Israeli Securities Law, 5728 - 1968. In particular, we may request, as a condition to be offered securities, that Qualified Investors will each represent, warrant and certify to us or to anyone acting on our behalf: (i) that it is an investor falling within one of the categories listed in the First Addendum to the Israeli Securities Law, 5728 - 1968; (ii) which of the categories listed in the First Addendum to the Israeli Securities Law, 5728 - 1968 regarding Qualified Investors is applicable to it; (iii) that it will abide by all provisions set forth in the Israeli Securities Law, 5728 - 1968 and the regulations promulgated thereunder in connection with the offer to be issued securities; (iv) that the securities that it will be issued are, subject to exemptions available under the Israeli Securities Law, 5728 - 1968: (a) for its own account; (b) for investment purposes only; and (c) not issued with a view to resale within the State of Israel, other than in accordance with the provisions of the Israeli Securities Law, 5728 - 1968; and (v) that it is willing to provide further evidence of its Qualified Investor status. Addressed Investors may have to submit written evidence in respect of their identity and may have to sign and submit a declaration containing, inter alia, the Addressed Investor’s name, address and passport number or Israeli identification number.

LEGAL MATTERS
Olshan Frome Wolosky LLP, New York, New York, will pass upon the validity of the issuance of the common stock offered by this prospectus supplement and the accompanying prospectus as our counsel. Faegre Baker Daniels LLP, Minneapolis, Minnesota, is acting as counsel for the underwriter in connection with this offering.

EXPERTS
The consolidated financial statements as of December 31, 2017 and 2016 and for the years then ended incorporated by reference in this prospectus have been so incorporated in reliance on the report of BDO USA, LLP, an independent registered public accounting firm, incorporated herein by reference, given on the authority of said firm as experts in auditing and accounting.

WHERE YOU CAN FIND MORE INFORMATION
We have filed with the SEC a registration statement on Form S-3 under the Securities Act with respect to our common stock offered by this prospectus supplement and the accompanying prospectus. This prospectus supplement and the accompanying prospectus do not contain all of the information set forth in the registration statement and the exhibits to the registration statement. Whenever a reference is made in this prospectus supplement or the accompanying prospectus to any of our contracts or other documents, the reference may not be complete and you should refer to the exhibits that are a part of the registration statement or the exhibits to the reports or other documents incorporated by reference in this prospectus supplement and the accompanying prospectus for a copy of such contract, agreement or other document. For further information regarding our company and the common stock offered hereby, please refer to the registration statement and the exhibits filed as part of the registration statement.
We file annual, quarterly and current reports, proxy statements and other information with the SEC. Our SEC filings are available to the public over the Internet at the SEC’s website at www.sec.gov. You may also read and copy any document we file at the SEC’s Public Reference Room at 100 F Street, NE, Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the Public Reference Room. Our Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q, and Current Reports on Form 8-K, including any amendments to those reports, and other information that we file with or furnish to the SEC pursuant to Section 13(a) or 15(d) of the Exchange Act, can also be accessed free of charge in the Investor Relations section of our website, which is located at https://izea.com. These filings will be available as soon as reasonably practicable after we electronically file such material with, or furnish it to, the SEC. Information contained on our website is not incorporated by reference into this prospectus supplement and you should not consider information contained on our website to be part of this prospectus supplement.

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE
The SEC allows us to “incorporate” into this prospectus supplement information that we file with the SEC in other documents. This means that we can disclose important information to you by referring to other documents that contain that information. Any information that we incorporate by reference is considered part of this prospectus supplement and the accompanying prospectus. The documents and reports that we list below are incorporated by reference into this prospectus supplement. In addition, all documents and reports which we file pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this prospectus supplement until the termination of this offering, except as to any portion of any report or document that is not deemed filed under such provisions, are incorporated by reference in this prospectus supplement as of the respective filing dates of these documents and reports. Statements contained in documents that we file with the SEC and that are incorporated by reference in this prospectus supplement will automatically update and supersede information contained in this prospectus supplement, including information in previously filed documents or reports that have been incorporated by reference in this prospectus supplement, to the extent the new information differs from or is inconsistent with the old information.
We have filed the following documents with the SEC. These documents are incorporated herein by reference as of their respective dates of filing:

•	Our annual report on Form 10-K for the year ended December 31, 2017;

•	Our quarterly reports on Form 10-Q for the quarters ended March 31, 2018 and June 30, 2018;

•
Our current reports on Form 8-K filed with the SEC on January 16, 2018, April 3, 2018, April 11, 2018, April 23, 2018, June 11, 2018, June 29, 2018, July 12, 2018, July 30, 2018, August 3, 2018, and August 23, 2018; and

•	The description of our common stock contained in our registration statement on Form 8-A filed on January 25, 2016, and any amendments or reports filed for the purpose of updating that description.

You may request a copy of these documents, which will be provided to you at no cost, by contacting:

IZEA Worldwide, Inc.
480 N. Orlando Avenue, Suite 200
Winter Park, Florida 32789
Attention: Mr. Edward H. Murphy
Chairman, President and Chief Executive Officer
(407) 674-6911

PROSPECTUS
IZEA, Inc.
$75,000,000
Common Stock
__________________________________________

This prospectus relates to common stock, par value $0.0001 per share, of IZEA, Inc. that we may sell from time to time on a continuous or delayed basis directly by us, through agents, dealers or underwriters as designated from time to time, or through a combination of these methods up to a total dollar amount of $75,000,000 on terms to be determined at the time of sale. For additional information on the methods of sale, you should refer to the section entitled “Plan of Distribution.” We reserve the sole right to accept, and together with any agents, dealers and underwriters, reserve the right to reject, in whole or in part, any proposed purchase of securities.

If any agents, underwriters or dealers are involved in the sale of any securities to which this prospectus is being delivered, we will disclose their names and the nature of our arrangements with them in a prospectus supplement. We will also provide specific terms regarding the sale of these securities, including any commissions, discounts and net proceeds in supplements to this prospectus. You should read this prospectus and any supplement carefully before you invest. This prospectus may not be used to offer and sell securities unless accompanied by a prospectus supplement for those securities.

Our common stock is listed on the Nasdaq Capital Market under the trading symbol IZEA. On June 17, 2016, the closing price of our common stock was $7.75 per share.

By means of this prospectus, we are offering $75,000,000 of our common stock pursuant to General Instruction I.B.6 of Form S-3. As of June 17, 2016, the aggregate market value of our outstanding shares of common stock held by non-affiliates, or the public float, was $25,453,434, which was calculated based on 3,284,314 shares of outstanding common stock held by non-affiliates and on a price per share of $7.75, the closing price of our common stock on June 17, 2016. Pursuant to General Instruction I.B.6 of Form S-3, in no event will we sell our common stock in a public primary offering with a value exceeding more than one-third of our public float in any 12-month period so long as our public float remains below $75,000,000. We have not offered any securities pursuant to General Instruction I.B.6 of Form S-3 during the 12-calendar months prior to and including the date of this prospectus.
________________

Investing in our securities involves a high degree of risk. See “Risk Factors” beginning on page 2 of this prospectus.

Neither the U.S. Securities and Exchange Commission nor any state securities commission has approved or disapproved these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is June 30, 2016.

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement on Form S-3 that we filed with the U.S. Securities and Exchange Commission, or the SEC, using a “shelf” registration process. Under the shelf registration process, we may from time to time, offer and sell to the public shares of our common stock in one or more offerings up to a total dollar amount of $75,000,000.

This prospectus provides you with a general description of the shares we may offer. Each time we sell shares of our common stock, we will provide a prospectus supplement that will contain specific information about the shares being offered and the terms of that offering. The prospectus supplement may also add to, update or change information contained in this prospectus. If there is any inconsistency between the information in this prospectus and the information in any accompanying prospectus supplement, you should rely on the information in the prospectus supplement. You should read both this prospectus and any prospectus supplement together with the additional information described under the heading “Incorporation of Documents by Reference” carefully before making an investment decision.

We may sell shares of our common stock to or through underwriters, dealers, or agents or directly to purchasers. We and our agents reserve the sole right to accept and to reject in whole or in part any proposed purchase of shares. A prospectus supplement, which we will provide each time shares are offered, will provide the names of any underwriters, dealers or agents involved in the sale of the shares, and any applicable fee, commission or discount arrangements with them.

ABOUT IZEA, INC.
Our Mission
Our mission is to champion the world's creators.
Business Overview
IZEA operates online marketplaces that facilitate transactions between brands and influential content creators. These creators produce and distribute text, videos and photos on behalf of brands through websites, blogs and social media channels. Our technology enables transactions to be completed at scale through the management of content workflow, creator search and targeting, bidding, analytics and payment processing.

We help power the creator economy, allowing everyone from college students and stay at home moms to celebrities the opportunity to monetize their content, creativity and influence. Advertisers benefit from buzz, traffic, awareness and sales, and creators earn cash compensation in exchange for their work and promotion.

Our primary source of revenue is derived from the sale of our services to our customers. We derive revenue from three sources: revenue from an advertiser when it pays for a social media publisher or influencer such as a blogger or tweeter ("creators") to share sponsored content with their social network audience ("sponsored revenue"), revenue when a publisher or company purchases custom branded content for use on its owned and operated sites, as well as third party content marketing and native advertising efforts ("content revenue") and revenue derived from various service and license fees charged to users of our platforms ("service fee revenue").

We operate the Ebyline online marketplace and our own online marketplace that connects brands with creators at IZEA.com as well as other white label marketplaces. IZEA.com and all white label sites are powered by the IZEA Exchange (“IZEAx”), a platform that handles content workflow, creator search and targeting, bidding, analytics and payment processing. IZEAx is designed to provide a unified ecosystem that enables the creation of multiple types of content including blog posts, status updates, videos and photos through a wide variety of social channels including blogs, Twitter, Facebook, Instagram and Tumblr, among others.

Corporate Information

IZEA, Inc. was founded in February 2006 under the name PayPerPost, Inc. and became a public company incorporated in the state of Nevada in May 2011. Our principal executive offices are located at 480 N. Orlando Avenue, Suite 200, Winter Park, Florida 32789, and our telephone number is (407) 674-6911. We have additional offices in Chicago, Los Angeles and Toronto and a sales presence in New York, Detroit and Boston. We maintain a corporate website at http://corp.izea.com. Information on our website does not constitute part of this prospectus and should not be relied upon with respect to this offering.

RISK FACTORS

An investment in our common stock involves a high degree of risk. In addition to the following risk factors, you should carefully consider the risks, uncertainties and assumptions discussed in Item 1A. of our annual report on Form 10-K for the year ended December 31, 2015, and in other documents that we subsequently file with the SEC that update, supplement or supersede such information, which documents are incorporated by reference into this prospectus supplement. See “Where You Can Find More Information.” Additional risks not presently known to us or which we consider immaterial based on information currently available to us may also materially adversely affect us. If any of the events anticipated by the risks described occur, our results of operations and financial condition could be adversely affected, which could result in a decline in the market price of our common stock, causing you to lose all or part of your investment.

Risks Related to our Business and Industry

We have a history of losses, expect future losses and cannot assure you that we will achieve profitability.

We have incurred significant net losses and negative cash flow from operations since our inception which has resulted in a total accumulated deficit of $36,842,141 as of March 31, 2016.  For the quarter ended March 31, 2016, we had a net loss of $2,592,620, including a $2,575,083 loss from operations.  For the year ended December 31, 2015, we had a net loss of $11,308,171, including a $7,222,320 loss from operations. Although our revenue has increased since inception, we have not achieved profitability and cannot be certain that we will be able to sustain these growth rates or realize sufficient revenue to achieve profitability. If we achieve profitability, we may not be able to sustain it.

We are developing a new platform to process all of our existing business transactions and grow our operations, but cannot provide any assurance regarding its commercial success.

We are continuing to develop our primary platform called the IZEA Exchange (IZEAx). IZEAx is designed to provide a unified ecosystem that enables the creation of multiple types of content through a wide variety of social channels. IZEAx is a brand-new system, engineered from the ground-up to provide an integrated offering that is improved and more efficient for the company to operate. Our intention is to focus all of our engineering resources on the IZEAx platform for the foreseeable future. Throughout 2016, we will be adding additional features and begin integrating the Ebyline platform offerings for content services within our IZEAx platform. We are spending a significant amount of time and resources on the development of this platform, but we cannot provide any assurances of its short or long-term commercial success or growth. There is no assurance that the amount of money being allocated for the platform will be sufficient to complete it, or that such completion will result in significant revenues or profit for us. There is a risk that the merging of our Ebyline platform will result in a decrease in revenue related to the self-service content business if the customers do not understand the changes or perceive that the IZEAx platform can provide them with a similar or value added service experience. If our advertisers and creators do not perceive this platform to be of high value and quality, we may not be able to retain them or acquire new advertisers and creators. Additionally, if existing or future competitors develop or offer products or services that provide significant performance, price, creative or other advantages over this platform, demand for IZEAx may decrease and our business, prospects, results of operations and financial condition could be negatively affected.

We have experienced rapid growth over a short period and we do not know whether this will continue to develop or whether it can be maintained. If we are unable to successfully respond to changes in the market, our business could be harmed.

Our business has grown rapidly as publishers, brands and creators have increasingly used our platforms. It is difficult to predict whether our platforms will continue to grow and whether the historical levels of growth can be maintained. We expect that the platforms will evolve in ways that may be difficult to predict. It is possible that brands and creators could broadly determine that they no longer believe in the value of our current platforms. In the event of these or any other changes to the market, our continued success will depend on our ability to successfully adjust our strategy to meet the changing market dynamics. If we are unable to do so, our business, prospects, results of operation and financial condition could be materially harmed.

 Delays in releasing enhanced versions of our products and services could adversely affect our competitive position.

As part of our strategy, we expect to periodically release enhanced versions of our premier platforms and related services. Even if our new versions contain the features and functionality our customers want, in the event we are unable to timely introduce these new product releases, our competitive position may be harmed. We cannot assure you that we will be able to successfully complete the development of currently planned or future products in a timely and efficient manner. Due to the complexity of these products, internal quality assurance testing and customer testing of pre-commercial releases may reveal product performance issues or desirable feature enhancements that could lead us to postpone the release of these new versions. In addition, the reallocation of resources associated with any postponement would likely cause delays in the development and release of other future products or enhancements to our currently available products. Any delay in releasing other future products or enhancements of our products could cause our financial results to be adversely impacted.

Our growth strategy depends, in part, on our acquiring companies, technologies and assets and adding them to our portfolio of software services to drive additional near and long-term revenue, which we may be unable to do.

Our growth strategy is based, in part, on our ability to acquire companies, technologies and assets. The success of this acquisition strategy will depend, in part, on our ability to accomplish the following:

•	identify suitable companies, technologies or assets to buy;

•	complete the purchase of those businesses on terms acceptable to us;

•	complete the acquisition(s) in the time frame and within the budget we expect; and

•	improve the results of operations of each of the businesses that we buy and successfully integrate its operations on an accretive basis.

There can be no assurance that we will be successful in any or all of the factors above. Our failure to successfully implement our acquisition strategy could have an adverse effect on other aspects of our business strategy and our business in general. We may not be able to find appropriate acquisition candidates, accretively acquire those candidates that we identify or integrate acquired businesses effectively and profitably. There can be no assurance that we will complete any acquisitions in the future.

The social sponsorship landscape is subject to numerous changes that could cause our revenue to decline.

Our business model may not continue to be effective in the future for a number of reasons, including the following:

•	social sponsorship is, by its nature, limited in content relative to other media;

•	companies may be reluctant or slow to adopt social sponsorship that replaces, limits or competes with their existing direct marketing efforts;

•	companies may prefer other forms of advertising we do not offer, including certain forms of search engine placements;

•	companies, such as Facebook and Twitter, may no longer grant us access to their websites in connection with our social sponsorship platforms;

•
companies may not utilize social sponsorship due to concerns of “click-fraud” particularly related to search engine placements (“click-fraud” is a form of online fraud when a person or computer program imitates a legitimate user by clicking on an advertisement for the purpose generating a charge per click without having an actual interest in the target of the advertisement's link); and

•	regulatory actions may negatively impact certain business practices that we currently rely on to generate a portion of our revenue and profitability.

If the number of companies that purchase social sponsorship from us or the size of the sponsorship campaigns does not grow, our revenue could decline which would have a material adverse effect on our business, prospects, results of operations and financial condition.

If we fail to retain existing creators, our revenue and business will be harmed.

We must continue to retain and acquire creators that publish sponsorships through IZEAx in order to increase revenue from customers and achieve profitability. If creators do not perceive our products and services to be of high value and quality or if we fail to provide value with IZEAx, we may not be able to acquire or retain creators. If we are unable to acquire new creators in numbers sufficient to grow our business, or if creators cease using our products and services, the revenue we generate may decrease and our operating results will be adversely affected. We believe that many of our new creators originate from word of mouth and other referrals from existing creators, and therefore we must ensure that our existing creators remain loyal to our service in order to continue receiving those referrals. If our efforts to satisfy our existing creators are not successful, we may not be able to acquire new creators in sufficient numbers to continue to grow our business or we may be required to incur significantly higher marketing expenses in order to acquire new creators.
If we fail to retain existing customers or add new customers, our revenue and business will be harmed.

We depend on our ability to attract and retain customers that are prepared to offer products or services on compelling terms through IZEAx. Additionally, we rely on customers who purchase direct content from our creators in our platforms. We must continue to attract and retain customers in order to increase revenue and achieve profitability. We had two customers that accounted for 24% of our revenue during the three months ended March 31, 2016 and one customer that accounted for 14% of our revenue during the year ended December 31, 2015. If customers do not find our marketing and promotional services effective, they are not satisfied with content they receive, or they do not believe that utilizing our platforms provides them with a long-term increase in value, revenue or profit, they may stop using our platforms or managed services. In addition, we may experience attrition in our customers in the ordinary course of business resulting from several factors, including losses to competitors, mergers, closures or bankruptcies. If we are unable to attract new customers in numbers sufficient to grow our business, or if too many customers are unwilling to offer products or services with compelling terms to our creators through our platforms or if too many large customers seek extended payment terms, our operating results will be adversely affected.

Intense competition in our target market could impair our ability to grow and to achieve profitability.

The market for native advertising is highly competitive. We expect this competition to continue to increase, in part because there are no significant barriers to entry to our industry. Increased competition may result in price reductions for advertising space, reduced margins and loss of market share. Our principal competitors include other companies that provide advertisers with Internet advertising solutions and companies that offer pay per click search services.

Competition for advertising placements among current and future suppliers of Internet navigational and informational services, high traffic websites and social sponsorship providers, as well as competition with other media for native advertising placements, could result in significant price competition, declining margins and reductions in advertising revenue. In addition, as we continue our efforts to expand the scope of our services, we may compete with a greater number of other media companies across an increasing range of different services, including in vertical markets where competitors may have advantages in expertise, brand recognition and other areas. If existing or future competitors develop or offer products or services that provide significant performance, price, creative or other advantages over those offered by us, our business, prospects, results of operations and financial condition could be negatively affected. We also compete with traditional advertising media, such as direct mail, television, radio, cable and print for a share of advertisers' total advertising budgets. Many current and potential competitors enjoy competitive advantages over us, such as longer operating histories, greater name recognition, larger customer bases, greater access to advertising space on high-traffic websites, and significantly greater financial, technical, sales and marketing resources. As a result, we may not be able to compete successfully. If we fail to compete successfully, we could lose customers or advertising inventory and our revenue and results of operations could decline.

Our business depends on a strong brand, and if we are not able to maintain and enhance our brand, or if we receive unfavorable media coverage, our ability to expand our base of creators and advertisers will be impaired and our business and operating results will be harmed.

We believe that the brand identity that we have developed has significantly contributed to the success of our business. We also believe that maintaining and enhancing the "IZEA" brand is critical to expanding our base of creators and advertisers. Maintaining and enhancing our brand may require us to make substantial investments and these investments may not be successful. If we fail to promote and maintain the "IZEA" brand, or if we incur excessive expenses in this effort, our business, prospects, operating results and financial condition will be materially and adversely affected. We anticipate that, as our market becomes increasingly competitive, maintaining and enhancing our brand may become increasingly difficult and expensive. Unfavorable publicity or consumer perception of our platforms, applications, practices or service offerings, or the offerings of our advertisers, could adversely affect our reputation, resulting in difficulties in recruiting, decreased revenue and a negative impact on the number of advertisers and the size of our creator base, the loyalty of our creators and the number and variety of sponsorships we offer each day. As a result, our business, prospects, results of operation and financial condition could be materially and adversely affected.

Our total number of user accounts may be higher than the number of our actual individual advertisers or creators and may not be representative of the number of persons who are active users.

Our total number of user accounts in IZEAx and Ebyline may be higher than the number of our actual individual advertisers and creators because some may have created multiple accounts for different purposes, including different user connections. We define a user connection as a social account or blog that has been added to IZEAx under a user account. It is possible for one user to add as many user connections as they like, and it is common for talent mangers and large publishers to add many connections under a single account. Given the challenges inherent in identifying these creators, we do not have a reliable system to accurately identify the number of actual individual creators, and thus we rely on the number of total user connections and user accounts as our measure of the size of our user base. In addition, the number of user accounts includes the total number of individuals that have completed registration through a specific date, less individuals who have unsubscribed, and should not be considered as representative of the number of persons who continue to actively create to fulfill the sponsorships offered through our platforms. Many users may create an account, but do not actively participate in marketplace activities.

We may become subject to government regulation and legal uncertainties that could reduce demand for our products and services or increase the cost of doing business, thereby adversely affecting our financial results.

We are subject to laws and regulations applicable to businesses generally and certain laws or regulations directly applicable to service providers for advertising and marketing Internet commerce. Due to the increasing popularity and use of the social media, it is possible that a number of laws and regulations may become applicable to us or may be adopted in the future with respect to the Internet covering issues such as:

•	truth-in-advertising;

•	user privacy;

•	taxation;

•	right to access personal data;

•	copyrights;

•	distribution; and

•	characteristics and quality of services.

The applicability of existing laws governing issues such as property ownership, copyrights and other intellectual property, encryption, taxation, libel, export or import matters and personal privacy to social media platforms is uncertain. The vast majority of these laws were adopted prior to the broad commercial use of social media platforms and related technologies. As a result, they do not contemplate or address the unique issues of social media and related technologies. Changes to these laws intended to address these issues, including some recently proposed changes, could create uncertainty in the social media marketplace. Such uncertainty could reduce demand for our services or increase the cost of doing business due to increased costs of litigation or increased service delivery costs.

Our social sponsorship business is subject to the risks associated with word of mouth advertising and endorsements, such as violations of the “truth-in-advertising,” FTC Guides and other similar regulatory requirements and, more generally, loss of consumer confidence.

We do not engage in targeted or online behavioral advertising practices, nor do we compile or use information concerning consumer behavior on an individual level, but we may do so from time to time in the aggregate and on an anonymous basis to analyze our services and offerings, and better optimize them for improved business results.  As the practice of targeted advertising has become increasingly scrutinized by both regulators and the industry alike, a greater emphasis has been placed on educating consumers about their privacy choices on the Internet, and providing them with the right to opt in or opt out of certain industry practices, such as targeted advertising. The common thread throughout both targeted advertising and the FTC requirements described in detail in our annual report on Form 10-K for the year ended December 31, 2015 in the section "Business - Government Regulation" is the increased importance placed on transparency between the advertiser and the consumer to ensure that consumers know the difference between “information” and “advertising” on the Internet, and are afforded the opportunity to decide how their data will be used in the manner to which they are marketed. There is a risk regarding negative consumer perception “of the practice of undisclosed compensation of social media users to endorse specific products” which pertains to a risk of overall general public confidence in the FTC's ability to enforce its Guides Concerning the Use of Endorsements and Testimonials in Advertising in social media.  As described in our 2015 annual report on Form 10-K in the section "Business - Government Regulation," we undertake various measures through controls across our platforms and by monitoring and enforcing our code of ethics to ensure that advertisers and creators comply with the FTC Guides when utilizing our sites, but if competitors and other companies do not, it could create a negative overall perception for the industry. Not only will readers stop relying on blogs for useful, timely and insightful information that enrich their lives by having access to up-to-the-minute information that often bears different perspectives and philosophies, but a lack of compliance will almost inevitably result in greater governmental oversight and involvement in an already-highly regulated marketplace.  If there is pervasive overall negative perception caused by others not complying with FTC Guides among its other acts, regulations and policies, then this could result in reduced revenue and results of operations and higher compliance costs for us.

New tax treatment of companies engaged in internet commerce may adversely affect the commercial use of our services and our financial results.

Due to the global nature of social media, it is possible that various states or foreign countries might attempt to regulate our transmissions or levy sales, income or other taxes relating to our activities. Tax authorities at the international, federal, state and local levels are currently reviewing the appropriate treatment of companies engaged in internet commerce. New or revised international, federal, state or local tax regulations may subject us or our creators to additional sales, income and other taxes. We cannot predict the effect of current attempts to impose sales, income or other taxes on commerce over social media. New or revised taxes and, in particular, sales taxes, VAT and similar taxes would likely increase the cost of doing business online and decrease the attractiveness of advertising and selling goods and services over social media. New taxes could also create significant increases in internal costs necessary to capture data, and collect and remit taxes. Any of these events could have an adverse effect on our business and results of operations.

Failure to comply with federal, state and international privacy laws and regulations, or the expansion of current or the enactment of new privacy laws or regulations, could adversely affect our business.

A variety of federal, state and international laws and regulations govern the collection, use, retention, sharing and security of consumer data. The existing privacy-related laws and regulations are evolving and subject to potentially differing interpretations. In addition, various federal, state and foreign legislative and regulatory bodies may expand current or enact new laws regarding privacy matters. For example, recently there have been Congressional hearings and increased attention to the capture and use of location-based information relating to users of smartphones and other mobile devices. We have posted privacy policies and practices concerning the collection, use and disclosure of creator data on our websites and platforms. Several internet companies have incurred penalties for failing to abide by the representations made in their privacy policies and practices. In addition, several states have adopted legislation that requires businesses to implement and maintain reasonable security procedures and practices to protect sensitive personal information and to provide notice to consumers in the event of a security breach. Any failure, or perceived failure, by us to comply with our posted privacy policies or with any data-related consent orders, FTC requirements or orders or other federal, state or international privacy or consumer protection-related laws, regulations or industry self-regulatory principles could result in claims, proceedings or actions against us by governmental entities or others or other liabilities, which could adversely affect our business. In addition, a failure or perceived failure to comply with industry standards or with our own privacy policies and practices could result in a loss of creators or advertisers and adversely affect our business. Federal, state and international governmental authorities continue to evaluate the privacy implications inherent in the use of third-party web "cookies" for behavioral advertising. The regulation of these cookies and other current online advertising practices could adversely affect our business.

Our business depends on our ability to maintain and scale the network infrastructure necessary to operate our platforms and applications, and any significant disruption in service on our platforms and applications could result in a loss of creators or advertisers.

Creators and advertisers access our services through our platforms and applications. Our reputation and ability to acquire, retain, and serve our creators and advertisers are dependent upon the reliable performance of our platforms and applications and the underlying network infrastructure. As our creator base continues to grow, we will need an increasing amount of network capacity and computing power. We have spent and expect to continue to spend substantial amounts for data centers and equipment and related network infrastructure to handle the traffic on our platforms and applications. The operation of these systems is expensive and complex and could result in operational failures. In the event that our creator base or the amount of traffic on our platforms and applications grows more quickly than anticipated, we may be required to incur significant additional costs. Interruptions in these systems, whether due to system failures, computer viruses or physical or electronic break-ins, could affect the security or availability of our platforms and applications, and prevent our creators and advertisers from accessing our services. A substantial portion of our network infrastructure is hosted by third-party providers. Any disruption in these services or any failure of these providers to handle existing or increased traffic could significantly harm our business. Any financial or other difficulties these providers face may adversely affect our business, and we exercise little control over these providers, which increases our vulnerability to problems with the services they provide. If we do not maintain or expand our network infrastructure successfully or if we experience operational failures, we could lose current and potential creators and advertisers, which could harm our operating results and financial condition.

If our security measures are breached, or if our services are subject to attacks that degrade or deny the ability of users to access our platforms, our platforms and applications may be perceived as not being secure, advertisers and creators may curtail or stop using our services, and we may incur significant legal and financial exposure.

Our platforms and applications and the network infrastructure that is hosted by third-party providers involve the storage and transmission of advertiser and creator proprietary information, and security breaches could expose us to a risk of loss of this information, litigation and potential liability. Our security measures may be breached due to the actions of outside parties, employee error, malfeasance, security flaws in the third party hosting service that we rely upon or any number of other reasons and, as a result, an unauthorized party may obtain access to our data or our advertisers' or creators' data. Additionally, outside parties may attempt to fraudulently induce employees, advertisers or creators to disclose sensitive information in order to gain access to our data or our advertisers' or creators' data.  Although we do have security measures in place, we have had instances where some customers have used fraudulent credit cards in order to pay for our services. While these breaches of our security did not result in material harm to our business, any future breach or unauthorized access could result in significant legal and financial exposure, damage to our reputation and a loss of confidence in the security of our platforms and applications that could potentially have an adverse effect on our business. Because the techniques used to obtain and use unauthorized credit cards, obtain unauthorized access, disable or degrade service, or sabotage systems change frequently and often are not recognized until launched against a target, we may be unable to anticipate these techniques or to implement adequate preventative measures on a timely basis. If an actual or perceived breach of our security occurs, the market perception of the effectiveness of our security measures could be harmed and we could lose advertisers, creators and vendors and have difficulty obtaining merchant processors or insurance coverage essential for our operations.

If our technology platforms contain defects, we may need to suspend their availability and our business and reputation would be harmed.

Platforms as complex as ours often contain unknown and undetected errors or performance problems. Many serious defects are frequently found during the period immediately following introduction and initial release of new platforms or enhancements to existing platforms. Although we attempt to resolve all errors that we believe would be considered serious by our customers before making our platforms available to them, our products are not error-free. These errors or performance problems could result in lost revenues or delays in customer acceptance that would be detrimental to our business and reputation. We may not be able to detect and correct errors before releasing our product commercially. We cannot assure you that undetected errors or performance problems in our existing or future products will not be discovered in the future or that known errors, considered minor by us, will not be considered serious by our customers, resulting in a decrease in our revenues.

We may be subject to lawsuits for information by our advertisers and our creators, which may affect our business.

Laws relating to the liability of providers of online services for activities of their advertisers or of social media content creators and for the content of their advertisers' listings are currently unsettled. It is unclear whether we could be subjected to claims for defamation, negligence, copyright or trademark infringement or claims based on other theories relating to the information we publish on our websites or the information that is published across our platforms. These types of claims have been brought, sometimes successfully, against online services, as well as print publications in the past. We may not successfully avoid civil or criminal liability for unlawful activities carried out by our advertisers or our creators. Our potential liability for unlawful activities of our advertisers or our creators or for the content of our advertisers' listings could require us to implement measures to reduce our exposure to such liability, which may require us, among other things, to spend substantial resources or to discontinue certain service offerings. Our insurance may not adequately protect us against these types of claims and the defense of such claims may divert the attention of our management from our operations. If we are subjected to such lawsuits, it may adversely affect our business.

If we fail to detect click-fraud, we could lose the confidence of our advertisers and advertising partners as a result of lost revenue to advertisers or misappropriation of proprietary and confidential information, thereby causing our business to suffer.

“Click-fraud” is a form of online fraud when a person or computer program imitates a legitimate user by clicking on an advertisement for the purpose generating a charge per click without having an actual interest in the target of the advertisement's link. We are exposed to the risk of fraudulent or illegitimate clicks on our sponsored listings. The security measures we have in place, which are designed to reduce the likelihood of click-fraud, detect click-fraud from time to time. While the instances of click-fraud that we have detected to date have not had a material effect on our business, click-fraud could result in an advertiser experiencing a reduced return on their investment in our advertising programs because the fraudulent clicks will not lead to revenue for the advertisers. As a result, our advertisers and advertising partners may become dissatisfied with our advertising programs, which could lead to loss of advertisers, advertising partners and revenue. In addition, anyone who is able to circumvent our security measures could misappropriate proprietary and confidential information or could cause interruptions in our operations. We may be required to expend significant capital and other resources to protect against such security breaches or to address problems caused by such breaches. Concerns over the security of the Internet and other online transactions and the privacy of users may also deter people from using the Internet to conduct transactions that involve transmitting confidential information.

If third parties claim that we infringe their intellectual property rights, it may result in costly litigation.

We cannot assure you that third parties will not claim our current or future products or services infringe their intellectual property rights. Any such claims, with or without merit, could cause costly litigation that could consume significant management time. As the number of product and services offerings in our market increases and functionalities increasingly overlap, companies such as ours may become increasingly subject to infringement claims. These claims also might require us to enter into royalty or license agreements. If required, we may not be able to obtain such royalty or license agreements, or obtain them on terms acceptable to us.

Historically, we have not relied upon patents to protect our proprietary technology, and our competitors may be able to offer similar products and services which would harm our competitive position.

Our success depends upon our proprietary technology. We do not have registered patents on any of our current platforms, because we determined that the costs of patent prosecution outweighed the benefits given the alternative of reliance upon copyright law to protect our computer code and other proprietary technology and properties. In addition to copyright laws, we rely upon service mark and trade secret laws, confidentiality procedures and contractual provisions to establish and protect our proprietary rights. As part of our confidentiality procedures, we enter into non-disclosure agreements with our employees and consultants. Despite these precautions, third parties could copy or otherwise obtain and use our technology without authorization, or develop similar technology independently. In addition, effective protection of intellectual property rights is unavailable or limited in certain foreign countries. We cannot assure you that the protection of our proprietary rights will be adequate or that our competitors will not independently develop similar technology, duplicate our products and services or design around any intellectual property rights we hold.

We have developed a new platform called the IZEA Exchange (IZEAx). IZEAx is designed to provide a unified ecosystem that enables the creation of multiple types of content including blog posts, status updates, videos and photos through a wide variety of social channels including blogs, Twitter, Facebook, Instagram, Tumblr and LinkedIn, among others. We have filed a patent application covering important features of this platform and own a registered trademark for “Native Ad Exchange.” We are aggressively pursuing a patent application with the desired outcome of receiving a patent for the platform, although there can be no assurance thereof.

Our market is subject to rapid technological change and, to compete, we must continually enhance our products and services.

We must continue to enhance and improve the performance, functionality and reliability of our products and services. The social sponsorship industry is characterized by rapid technological change, changes in user requirements and preferences, frequent new product and service introductions embodying new technologies and the emergence of new industry standards and practices that could render our products and services obsolete. In the past, we have discovered that some of our customers desire additional performance and functionality not currently offered by our products. Our success will depend, in part, on our ability to develop new products and services that address the increasingly sophisticated and varied needs of our customers, and respond to technological advances and emerging industry standards and practices on a cost-effective and timely basis. The development of our technology and other proprietary technology involves significant technical and business risks. We may fail to use new technologies effectively or to adapt our proprietary technology and systems to customer requirements or emerging industry standards. If we are unable to adapt to changing market conditions, customer requirements or emerging industry standards, we may not be able to increase our revenue and expand our business.

Difficulties we may encounter managing our growth could adversely affect our results of operations.

We have experienced a period of growth that has placed, and will continue to place, a strain on our managerial and financial resources. As our business needs expand, we intend to hire new employees. To manage the expected growth of our operations and personnel, we will be required to:

•	improve existing, and implement new, operational, financial and management controls, reporting systems and procedures;

•	install enhanced management information systems; and

•	train, motivate and manage our employees.

We may not be able to install adequate management information and control systems in an efficient and timely manner, and our current or planned personnel, systems, procedures and controls may not be adequate to support our future operations. If we are unable to manage growth effectively, our business would be seriously harmed.

If we lose key personnel or are unable to attract and retain additional qualified personnel we may not be able to successfully manage our business and achieve our objectives.

We believe our future success will depend upon our ability to retain our key management, including Edward H. (Ted) Murphy, our President and Chief Executive Officer, and Ryan S. Schram, our Chief Operating Officer. Mr. Murphy, who is our founder, has unique knowledge regarding the social sponsorship space and business contacts that would be difficult to replace. Mr. Schram has sales, marketing and development expertise regarding our platforms that our other officers do not possess. Even though we have employment agreements in place with them, if Messrs. Murphy and Schram were to become unavailable to us, our operations would be adversely affected. We maintain "key-man" life insurance for our benefit in the amount of $1,500,000 on the life of Mr. Murphy. This insurance may be inadequate to compensate us for the loss of Mr. Murphy. Moreover, we have no insurance to compensate us for the loss of any other of our executive officers or key employees.

     Our future success and our ability to expand our operations will also depend in large part on our ability to attract and retain additional qualified graphic designers, computer scientists, sales and marketing and senior management personnel. Competition for these types of employees is intense due to the limited number of qualified professionals and the high demand for them, particularly in the Orlando, Florida area where our headquarters are located. We have in the past experienced difficulty in recruiting qualified personnel. Failure to attract, assimilate and retain personnel, including key management, technical, sales and marketing personnel, would have a material adverse effect on our business and potential growth.

Public company compliance may make it more difficult to attract and retain officers and directors.

The Sarbanes-Oxley Act and new rules subsequently implemented by the SEC have required changes in corporate governance practices of public companies.  As a public company, we expect these rules and regulations to increase our compliance costs and to make certain activities more time consuming and costly.  As a public company, we also expect that these rules and regulations may make it more difficult and expensive for us to obtain director and officer liability insurance and we may be required to accept reduced policy limits and coverage or incur substantially higher costs to obtain the same or similar coverage.  As a result, it may be more difficult and costly for us to attract and retain qualified persons to serve on our Board of Directors or as executive officers.

Risks Relating to our Common Stock and this Offering

Exercise of stock options, warrants and other securities will dilute your percentage of ownership and could cause our stock price to fall.

As of June 17, 2016, we had 5,358,458 shares of common stock issued, outstanding stock options to purchase 887,982 shares of common stock at an average price of $8.50 per share, and outstanding warrants to purchase 557,435 shares of common stock at an average price of $8.60 per share.

We also have reserved shares to issue stock options, restricted stock or other awards to purchase or receive up to 99,963 shares of common stock under our May 2011 Equity Incentive Plan and 61,215 shares of common stock under our 2014 Employee Stock Purchase Plan. In the future, we may grant additional stock options, restricted stock units, warrants and convertible securities. The exercise, conversion or exchange of stock options, restricted stock units, warrants or convertible securities will dilute the percentage ownership of our other stockholders. Sales of a substantial number of shares of our common stock could cause the price of our common stock to fall and could impair our ability to raise capital by selling additional securities.

There may be substantial sales of our common stock under the prospectus relating to our 2013 and 2014 Private Placements, which could cause our stock price to drop.

We have effective registration statements (file nos. 333-191743 and 333-197482) covering the resale of 587,202 shares of our common stock that may be offered by certain stockholders who participated in our 2013 private placement and loan consideration from August through September 2013 or who obtained shares of common stock for services. The number of shares the selling stockholders may sell consists of 487,226 shares of common stock that are currently issued and outstanding and 99,976 shares of common stock that they may receive if they exercise their warrants.

We also have an effective registration statement (file no. 333-195081) that covers the resale of 1,469,147 shares of our common stock that may be offered by certain stockholders who participated in our 2014 private placement. The number of shares the selling stockholders may sell consists of 1,147,663 shares of common stock that are currently issued and outstanding and 321,484 shares of common stock that they may receive if they exercise their warrants.

There are currently no agreements or understandings in place with these selling stockholders to restrict their sale of those shares.  Sales of a substantial number of shares of our common stock by the selling stockholders over a short period of time could cause the market price of our common stock to drop and could impair our ability to raise capital in the future by selling additional securities.

Our earnings are subject to substantial quarterly and annual fluctuations and to market downturns.

Our revenues and earnings may fluctuate significantly in the future. General economic or other political conditions may cause a downturn in the market for our products or services. Despite the recent improvements in market conditions, a future downturn in the market for our products or services could adversely affect our operating results and increase the risk of substantial quarterly and annual fluctuations in our earnings. Our future operating results may be affected by many factors, including, but not limited to: our ability to retain existing or secure anticipated advertisers and creators; our ability to develop, introduce and market new products and services on a timely basis; changes in the mix of products developed, produced and sold; and disputes with our advertisers and creators.  These factors affecting our future earnings are difficult to forecast and could harm our quarterly and/or annual operating results. The change in our earnings or general economic conditions may cause the market price of our common stock to fluctuate.

Our stock price may be volatile.

While our shares of common stock recently became listed for trading on the Nasdaq Capital Market, the stock market in general, and the stock prices of technology-based companies in particular, have experienced volatility that often has been unrelated to the operating performance of any specific public company.  The market price of our common stock is likely to be highly volatile and could fluctuate widely in price in response to various factors, many of which are beyond our control, including the following:

•	changes in our industry;

•	competitive pricing pressures;

•	our ability to obtain working capital financing;

•	additions or departures of key personnel;

•	limited "public float" in the hands of a small number of persons whose sales or lack of sales could result in positive or negative pricing pressure on the market prices of our common stock;

•	expiration of any Rule 144 holding periods or registration of unregistered securities issued by us;

•	sales of our common stock;

•	our ability to execute our business plan;

•	operating results that fall below expectations;

•	loss of any strategic relationship;

•	regulatory developments; and

•	economic and other external factors.

In addition, the securities markets have from time to time experienced significant price and volume fluctuations that are unrelated to the operating performance of particular companies. These market fluctuations may also materially and adversely affect the market price of our common stock.

We have provisions in our articles of incorporation that substantially eliminate the personal liability of members of our board of directors for violations of their fiduciary duty of care as a director and that allow us to indemnify our officers and directors. This could make it very difficult for you to bring any legal actions against our directors for such violations or could require us to pay any amounts incurred by our directors in any such actions.

Pursuant to our articles of incorporation, members of our board of directors will have no liability for violations of their fiduciary duty of care as a director, except in limited circumstances. This means that you may be unable to prevail in a legal action against our directors even if you believe they have breached their fiduciary duty of care. In addition, our articles of incorporation allow us to indemnify our directors from and against any and all expenses or liabilities arising from or in connection with their serving in such capacities with us. This means that if you were able to enforce an action against our directors or officers, in all likelihood we would be required to pay any expenses they incurred in defending the lawsuit and any judgment or settlement they otherwise would be required to pay.

We have not paid dividends in the past and do not expect to pay dividends in the future.  Any return on investment may be limited to the value of our common stock.

We have never paid cash dividends on our common stock and do not anticipate doing so in the foreseeable future.  The payment of dividends on our common stock will depend on earnings, financial condition and other business and economic factors affecting us at such time as our Board of Directors may consider relevant.  If we do not pay dividends, our common stock may be less valuable because a return on your investment will only occur if our stock price appreciates.

SPECIAL NOTE REGARDING FORWARD-LOOKING INFORMATION

Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, or the Exchange Act, provide a “safe harbor” for forward-looking statements to encourage companies to provide prospective information about their companies. We intend such forward-looking statements to be covered by the safe harbor provisions for forward-looking statements contained in the United States Private Securities Litigation Reform Act of 1995.
All statements, other than statements of historical facts, included or incorporated by reference in this prospectus regarding our strategy, future operations, financial position, future revenues, projected costs, prospects, plans and objectives of management are forward‑looking statements that involve risks and uncertainties. In some cases, you can identify forward-looking statements by our use of words such as “may,” “would,” “could,” “should,” “project,” “believe,” “anticipate,” “expect,” “plan,” “estimate,” “forecast,” “potential,” “intend,” “continue,” or the negative or other variations of these words or other similar words. These statements are only predictions. Actual events or results may differ materially because of market conditions in our industries or other factors that are in some cases beyond our control. We cannot guarantee that we actually will achieve the plans, intentions or expectations disclosed in our forward‑looking statements and you should not place undue reliance on our forward‑looking statements. There are a number of important factors that could cause our actual results, performance, achievements or industry to differ materially from those indicated by these forward-looking statements. These important factors include the factors that we identify under the heading “Risk Factors” and elsewhere in this prospectus, as well as other information we include or incorporate by reference in this prospectus and any prospectus supplement. Our forward-looking statements are based on our current expectations, intentions and beliefs as of the date of this prospectus or the date of the documents incorporated by reference in this prospectus, as the case may be, and except as required by federal securities laws, we do not undertake, and specifically decline, any obligation to update any of these statements or to publicly announce the results of any revisions to these statements to reflect future events or developments.

USE OF PROCEEDS

We currently intend to use the estimated net proceeds from the sale of the shares of common stock:

•
to finance the costs of acquiring, investing in, or creating joint ventures with competitive and complementary businesses, products and technologies as a part of our growth strategy (although there can be no assurance that we will complete such acquisitions or investments); and

•	for working capital and general corporate purposes.

There is no guarantee that we will sell shares of common stock and, in the event that we do, there is no guarantee as to the total number of securities that we would sell, nor is there any guarantee as to the amount of net proceeds to be used specifically for the foregoing purposes. Our management will have significant discretion and flexibility in applying the net proceeds from the sale of these securities. Pending any use, as described above, we intend to invest the net proceeds in high-quality, short-term, interest-bearing securities. Our plans to use the estimated net proceeds from the sale of these securities may change and, if they do, we will update this information in a prospectus supplement.

THE SECURITIES WE MAY OFFER

The description of the shares of common stock contained in this prospectus, together with the applicable prospectus supplements, summarize the material terms and provisions of the shares that we may offer. We will describe in the applicable prospectus supplement relating to any shares of common stock the particular terms of the shares offered by that prospectus supplement. If we so indicate in the applicable prospectus supplement, the terms of the shares may differ from the terms we have summarized below. We will also include in the prospectus supplement information, where applicable, about material United States federal income tax considerations relating to the shares of common stock, and the securities exchange, if any, on which the shares will be listed.

We may sell from time to time, in one or more offerings, shares of our common stock. The total dollar amount of all the shares that we may issue will not exceed $75,000,000. This prospectus may not be used to consummate a sale of our common stock unless it is accompanied by a prospectus supplement.

DESCRIPTION OF COMMON STOCK

The following is a description of the material terms and provisions of our common stock. It may not contain all the information that is important to you. You can access complete information by referring to our articles of incorporation and by-laws, each as amended to date, which are included as exhibits to the registration statement of which this prospectus forms a part.

Authorized Capital Stock

We have 210,000,000 authorized shares of capital stock, par value $0.0001 per share, of which 200,000,000 shares are common stock and 10,000,000 shares are “blank-check” preferred stock.

Capital Stock Issued and Outstanding

We have the following issued and outstanding securities as of June 17, 2016:

•	5,358,458 shares of common stock;

•	warrants to purchase an aggregate of 557,435 shares of common stock; and

•	stock options to purchase an aggregate of 887,982 shares of common stock.

Common Stock

The holders of our common stock have equal ratable rights to dividends from funds legally available if and when declared by our Board of Directors and are entitled to share ratably in all of our assets available for distribution to holders of common stock upon liquidation, dissolution or winding up of our affairs. Our common stock does not provide the right to preemptive, subscription or conversion rights and there are no redemption or sinking fund provisions or rights. Our common stockholders are entitled to one non-cumulative vote per share on all matters on which shareholders may vote, meaning that shareholders may not give more than one vote per share to any single nominee for election to our Board of Directors.

We refer you to our articles of incorporation and by-laws for a more complete description of the rights of holders of our securities.

Preferred Stock

Our articles of incorporation authorize the issuance of up to 10,000,000 shares of “blank check” preferred stock with designations, rights and preferences as may be determined from time to time by our Board of Directors. We do not currently have any outstanding shares of preferred stock.

The Board of Directors has the authority to issue this preferred stock in one or more series and to fix the number of shares and the relative rights, conversion rights, voting rights and terms of redemption (including sinking fund provisions) and liquidation preferences, without further vote or action by the stockholders. If shares of preferred stock with voting rights are issued, such issuance could affect the voting rights of the holders of our common stock by increasing the number of outstanding shares having voting rights, and by the creation of class or series voting rights. If the Board of Directors authorized the issuance of shares of preferred stock with conversion rights, the number of shares of common stock outstanding could potentially be increased by up to the authorized amount. Issuance of preferred stock could, under certain circumstances, have the effect of delaying or preventing a change in control of our company and may adversely affect the rights of the holders of our common stock. Also, preferred stock could have preferences over our common stock (and other series of preferred stock) with respect to dividend and liquidation rights. We currently have no plans to issue any preferred stock.

Transfer Agent

The transfer agent and registrar for our common stock is Island Stock Transfer, located at 15500 Roosevelt Boulevard, Suite 301, Clearwater, Florida 33760, telephone (727) 289-0010.

Market Listing

On January 26, 2016, our shares of common stock commenced trading on the Nasdaq Capital Market under the symbol IZEA.

Prior to our listing on Nasdaq, our common stock was quoted on the OTCQB marketplace under the same symbol. On January 6, 2016, we filed a Certificate of Amendment with the Secretary of State of Nevada to effect a reverse stock split of our outstanding shares of common stock at a ratio of one share for every 20 shares outstanding prior to the effective date of the reverse stock split. All current and historical information contained herein related to the share and per share information for our common stock or stock equivalents reflect a 1-for-20 reverse stock split of our outstanding shares of common stock that became market effective on January 11, 2016.

ANTI-TAKEOVER LAW, LIMITATIONS OF LIABILITY AND INDEMNIFICATION

The provisions of Nevada law and our bylaws may have the effect of delaying, deferring or preventing another party from acquiring control of the company. These provisions may discourage and prevent coercive takeover practices and inadequate takeover bids.

Nevada Anti-Takeover Law
Nevada law contains a provision governing “acquisition of controlling interest.” This law provides generally that any person or entity that acquires 20% or more of the outstanding voting shares of a publicly-held Nevada corporation in the secondary public or private market may be denied voting rights with respect to the acquired shares, unless a majority of the disinterested shareholders of the corporation elects to restore such voting rights in whole or in part. The control share acquisition act provides that a person or entity acquires “control shares” whenever it acquires shares that, but for the operation of the control share acquisition act, would bring its voting power within any of the following three ranges: 20 to 33-1/3%; 33-1/3 to 50%; or more than 50%.

A “control share acquisition” is generally defined as the direct or indirect acquisition of either ownership or voting power associated with issued and outstanding control shares. The shareholders or Board of Directors of a corporation may elect to exempt the stock of the corporation from the provisions of the control share acquisition act through adoption of a provision to that effect in the articles of incorporation or bylaws of the corporation. Our articles of incorporation and bylaws do not exempt our common stock from the control share acquisition act.

The control share acquisition act is applicable only to shares of “Issuing Corporations” as defined by the Nevada law. An Issuing Corporation is a Nevada corporation which (i) has 200 or more shareholders, with at least 100 of such shareholders being both shareholders of record and residents of Nevada, and (ii) does business in Nevada directly or through an affiliated corporation.

At this time, we do not believe we have 100 shareholders of record resident of Nevada and we do not conduct business in Nevada directly. Therefore, the provisions of the control share acquisition act are believed not to apply to acquisitions of our shares and will not until such time as these requirements have been met. At such time as they may apply, the provisions of the control share acquisition act may discourage companies or persons interested in acquiring a significant interest in or control of us, regardless of whether such acquisition may be in the interest of our shareholders.

The Nevada “Combination with Interested Stockholders Statute” may also have an effect of delaying or making it more difficult to effect a change in control of us. This statute prevents an “interested stockholder” and a resident domestic Nevada corporation from entering into a “combination,” unless certain conditions are met. The statute defines “combination” to include any merger or consolidation with an “interested stockholder,” or any sale, lease, exchange, mortgage, pledge, transfer or other disposition, in one transaction or a series of transactions with an “interested stockholder” having (i) an aggregate market value equal to 5% or more of the aggregate market value of the assets of the corporation, (ii) an aggregate market value equal to 5% or more of the aggregate market value of all outstanding shares of the corporation, or (iii) representing 10% or more of the earning power or net income of the corporation.

An “interested stockholder” means the beneficial owner of 10% or more of the voting shares of a resident domestic corporation, or an affiliate or associate thereof. A corporation affected by the statute may not engage in a “combination” within three years after the interested stockholder acquires its shares unless the combination or purchase is approved by the Board of Directors before the interested stockholder acquired such shares. If approval is not obtained, then after the expiration of the three-year period, the business combination may be consummated with the approval of the Board of Directors or a majority of the voting power held by disinterested stockholders, or if the consideration to be paid by the interested stockholder is at least equal to the highest of (i) the highest price per share paid by the interested stockholder within the three years immediately preceding the date of the announcement of the combination or in the transaction in which he became an interested stockholder, whichever is higher, (ii) the market value per common share on the date of announcement of the combination or the date the interested stockholder acquired the shares, whichever is higher, or (iii) if higher for the holders of preferred stock, the highest liquidation value of the preferred stock.

Articles of Incorporation and By-laws
Our articles of incorporation are silent as to cumulative voting rights in the election of our directors. Nevada law requires the existence of cumulative voting rights to be provided for by a corporation's articles of incorporation.  As such, the combination of the present ownership by a few stockholders of a significant portion of our issued and outstanding common stock and lack of cumulative voting makes it more difficult for other stockholders to replace our Board of Directors or for a third party to obtain control of us by replacing our Board of Directors.

Other than our authorized but unissued “blank-check” preferred stock available for future issuance without stockholder approval, as described under “Description of Common Stock - Preferred Stock” above, our articles of incorporation do not contain any provisions that may be deemed to have an anti-takeover effect or may delay, deter or prevent a tender offer or takeover attempt that a stockholder might consider to be in its best interests, including attempts that might result in a premium being paid over the market price for the shares held by stockholders.

Limited Liability and Indemnification

Our articles of incorporation provide that, to the fullest extent permitted by the Nevada Revised Statutes, no director of our company will be personally liable to the company or its stockholders for monetary damages for breach of fiduciary duty as a director. Our directors and officers are also indemnified as provided by the Nevada Revised Statutes and our by-laws. We have agreed to indemnify each of our directors and certain officers against certain liabilities, including liabilities under the Securities Act of 1933.

Neither our articles of incorporation nor by-laws prevent us from indemnifying our officers, directors and agents to the extent permitted under the Nevada Revised Statute (“NRS”). NRS Section 78.7502, provides that a corporation may indemnify any director, officer, employee or agent of a corporation against expenses, including attorneys' fees, actually and reasonably incurred by him in connection with any defense to the extent that a director, officer, employee or agent of a corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to Section 78.7502(1) or 78.7502(2), or in defense of any claim, issue or matter therein.
NRS 78.7502(1) provides that a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, except an action by or in the right of the corporation, by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses, including attorneys' fees, judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with the action, suit or proceeding if he: (a) is not liable pursuant to NRS 78.138; or (b) acted in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful.
NRS Section 78.7502(2) provides that a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses, including amounts paid in settlement and attorneys' fees actually and reasonably incurred by him in connection with the defense or settlement of the action or suit if he: (a) is not liable pursuant to NRS 78.138; or (b) acted in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation. Indemnification may not be made for any claim, issue or matter as to which such a person has been adjudged by a court of competent jurisdiction, after exhaustion of all appeals there from, to be liable to the corporation or for amounts paid in settlement to the corporation, unless and only to the extent that the court in which the action or suit was brought or other court of competent jurisdiction determines upon application that in view of all the circumstances of the case, the person is fairly and reasonably entitled to indemnity for such expenses as the court deems proper.

NRS Section 78.747 provides that except as otherwise provided by specific statute, no director or officer of a corporation is individually liable for a debt or liability of the corporation, unless the director or officer acts as the alter ego of the corporation. The court as a matter of law must determine the question of whether a director or officer acts as the alter ego of a corporation.

Disclosure of the SEC’s Position on Indemnification for Securities Act Liabilities

Insofar as indemnification for liabilities under the Securities Act may be permitted to directors, officers or persons controlling us pursuant to the above provisions, we have been informed that, in the opinion of the SEC, such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment of expenses incurred or paid by a director, officer or controlling person in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the shares of common stock being registered, we will, unless in the opinion of our counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by us is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

PLAN OF DISTRIBUTION

We may sell the shares of our common stock being offered hereby in one or more of the following ways from time to time:
•through agents to the public or to investors;
•to one or more underwriters or dealers for resale to the public or to investors;

•
in “at the market offerings,” within the meaning of Rule 415(a)(4) of the Securities Act of 1933, as amended, to or through a market maker or into an existing trading market, or an exchange or otherwise;

•directly to investors in privately negotiated transactions; or
•through a combination of these methods of sale.

The shares that we distribute by any of these methods may be sold, in one or more transactions, at:
•a fixed price or prices, which may be changed;
•market prices prevailing at the time of sale;
•prices related to prevailing market prices; or
•negotiated prices.

We will set forth in a prospectus supplement the terms of the offering of our common stock, including:
•the name or names of any agents or underwriters;
•the purchase price of our shares being offered and the proceeds we will receive from the sale;
•any over-allotment options under which underwriters may purchase additional shares from us;

•	any agency fees or underwriting discounts and commissions and other items constituting agents’ or underwriters’ compensation;
•the public offering price; and
•any discounts or concessions allowed or re-allowed or paid to dealers.

Underwriters
Underwriters, dealers and agents that participate in the distribution of the shares of our common stock may be underwriters as defined in the Securities Act and any discounts or commissions they receive from us and any profit on their resale of the shares may be treated as underwriting discounts and commissions under the Securities Act. We will identify in the applicable prospectus supplement any underwriters, dealers or agents and will describe their compensation. We may have agreements with the underwriters, dealers and agents to indemnify them against specified civil liabilities, including liabilities under the Securities Act. Underwriters, dealers and agents may engage in transactions with or perform services for us or our subsidiaries in the ordinary course of their businesses.
If we use underwriters for a sale of shares of our common stock, the underwriters will acquire the shares for their own account. The underwriters may resell the shares in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale. The obligations of the underwriters to purchase the shares will be subject to the conditions set forth in the applicable underwriting agreement. The underwriters will be obligated to purchase all the shares offered if they purchase any of the shares offered. We may change from time to time any initial public offering price and any discounts or concessions the underwriters allow or re-allow or pay to dealers. We may use underwriters with whom we have a material relationship. We will describe in the prospectus supplement naming the underwriters the nature of any such relationship.
If indicated in the applicable prospectus supplement, we will authorize underwriters or other persons acting as our agents to solicit offers by particular institutions to purchase shares of our common stock from us at the public offering price set forth in such prospectus supplement pursuant to delayed delivery contracts providing for payment and delivery on the date or dates stated in such prospectus supplement. Each delayed delivery contract will be for an amount no less than, and the aggregate amounts of shares sold under delayed delivery contracts shall be not less nor more than, the respective amounts stated in the applicable prospectus supplement. Institutions with which such contracts, when authorized, may be made include commercial and savings banks, insurance companies, pension funds, investment companies, educational and charitable institutions and others, but will in all cases be subject to our approval. The obligations of any purchaser under any such contract will be subject to the conditions that (a) the purchase of the shares shall not at the time of delivery be prohibited under the laws of any jurisdiction in the United States to which the purchaser is subject, and (b) if the shares are being sold to underwriters, we shall have sold to the underwriters the total amount of the shares less the amount thereof covered by the contracts. The underwriters and such other agents will not have any responsibility in respect of the validity or performance of such contracts.
Agents
We may designate agents who agree to use their reasonable efforts to solicit purchases for the period of their appointment or to sell shares of our common stock on a continuing basis.
Direct Sales
We may also sell shares of our common stock directly to one or more purchasers without using underwriters or agents.
Trading Markets and Listing of Shares
Our shares of common stock are traded on the Nasdaq Capital Market. It is possible that one or more underwriters may make a market in our shares, but the underwriters will not be obligated to do so and may discontinue any market making at any time without notice. We cannot give any assurance as to the liquidity of the trading market for our common stock.
Stabilization Activities
In connection with an offering, an underwriter may purchase and sell shares of our common stock in the open market. These transactions may include short sales, stabilizing transactions and purchases to cover positions created by short sales. Shorts sales involve the sale by the underwriters of a greater number of shares than they are required to purchase in the offering. “Covered” short sales are sales made in an amount not greater than the underwriters’ option to purchase additional securities from us, if any, in the offering. If the underwriters have an over-allotment option to purchase additional securities from us, the underwriters may close out any covered short position by either exercising their over-allotment option or purchasing securities in the open market. In determining the source of securities to close out the covered short position, the underwriters may consider, among other things, the price of the shares available for purchase in the open market as compared to the price at which they may purchase securities through the over-allotment option. “Naked” short sales are any sales in excess of such option or where the underwriters do not have an over-allotment option. The underwriters must close out any naked short position by purchasing securities in the open market. A naked short position is more likely to be created if the underwriters are concerned that there may be downward pressure on the price of the securities in the open market after pricing that could adversely affect investors who purchase in the offering.
Accordingly, to cover these short sales positions or to otherwise stabilize or maintain the price of the shares, the underwriters may bid for or purchase securities in the open market and may impose penalty bids. If penalty bids are imposed, selling concessions allowed to syndicate members or other broker-dealers participating in the offering are reclaimed if securities previously distributed in the offering are repurchased, whether in connection with stabilization transactions or otherwise. The effect of these transactions may be to stabilize or maintain the market price of the securities at a level above that which might otherwise prevail in the open market. The impositions of a penalty bid may also affect the price of the securities to the extent that it discourages resale of the securities. The magnitude or effect of any stabilization or other transactions is uncertain. These transactions may be effected on the Nasdaq Capital or otherwise and, if commenced, may be discontinued at any time.
Subscription Rights
We may also issue to the holders of our common stock on a pro rata basis for no consideration, subscription rights to purchase shares of our common stock. These subscription rights may or may not be transferable by stockholders. The applicable prospectus supplement will describe the specific terms of any offering of our common stock through the issuance of subscription rights, including the terms of the subscription rights offering, the terms, procedures and limitations relating to the exchange and exercise of the subscription rights and, if applicable, the material terms of any standby underwriting or purchase arrangement entered into by us in connection with the offering of common stock through the issuance of subscription rights.

LEGAL MATTERS

Olshan Frome Wolosky LLP, New York, New York, as our counsel, will pass upon certain legal matters, including the legality of the shares of common stock offered by this prospectus and any prospectus supplement. If the shares are distributed in an underwritten offering, certain legal matters will be passed upon for the underwriters by counsel identified in the applicable prospectus supplement.

EXPERTS

Our audited consolidated financial statements as of December 31, 2015 and 2014 and for the years then ended have been incorporated by reference herein in reliance on the reports of BDO USA, LLP and Cross, Fernandez & Riley, LLP, respectively, independent registered public accounting firms, on the authority of said firms as experts in auditing and accounting.

WHERE YOU CAN FIND MORE INFORMATION

We file reports, proxy statements and other documents with the SEC. You may read and copy any document we file at the SEC’s public reference room at 100 F Street, N.E., Room 1580, Washington, DC 20549. You should call 1-800-SEC-0330 for more information on the operation of the public reference room. Our SEC filings are also available to you on the SEC's Internet site at http://www.sec.gov. The SEC’s Internet site contains reports, proxy and information statements, and other information regarding issuers that file electronically with the SEC.

This prospectus is part of a registration statement that we filed with the SEC. The registration statement contains more information than this prospectus regarding us and our common stock, including certain exhibits and schedules. You can obtain a copy of the registration statement from the SEC at the address listed above or from the SEC’s Internet site.

Our Internet address is www.izea.com. The information on our Internet website is not incorporated by reference in this prospectus.

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE
The SEC allows us to incorporate into this prospectus information we file with the SEC in other documents. The information incorporated by reference is considered to be part of this prospectus and information we later file with the SEC will automatically update and supersede this information. The documents we have incorporated by reference are:

•	Our Quarterly Report on Form 10-Q for the quarter ended March 31, 2016, filed on May 11, 2016;

•	Our Annual Report on Form 10-K for the fiscal year ended December 31, 2015, filed on March 30, 2016;

•	Our Current Report on Form 8-K filed with the SEC on January 12, 2016; and

•	The description of our common stock contained in Items 1 and 2 of our registration on Form 8-A, filed with the SEC on February 25, 2016.

All documents filed by IZEA with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of the initial registration statement and prior to the effectiveness of the registration statement shall be deemed incorporated by reference into this prospectus from the respective dates of filing such documents.

Any future filings IZEA makes with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this prospectus are incorporated herein by reference until completion of the offering (excluding any portions of such filings that have been “furnished” but not “filed” for purposes of the Exchange Act). Any statement contained in this prospectus or in a document incorporated by reference shall be deemed to be modified or superseded to the extent that a statement contained in those documents modifies or supersedes that statement. Any statement so modified or superseded will not be deemed to constitute a part of this prospectus except as so modified or superseded. Statements contained in this prospectus as to the contents of any contract or other document referred to in this prospectus do not support to be complete, and, where reference is made to the particular provisions of such contract or other document, such provisions are qualified in all respects by reference to all provisions of such contract or other document.

We will provide a copy of the documents we incorporate by reference or refer to in this prospectus, at no cost, to any person that receives this prospectus. To request a copy of any or all of these documents, you should write or telephone us at: IZEA, Inc. 480 N. Orlando Avenue, Suite 200, Winter Park, Florida 32789, Attn: LeAnn C. Hitchcock, Chief Financial Officer, (407) 674-6911.
You should rely only on the information contained in this prospectus, including information incorporated by reference as described above, or any prospectus supplement that we have specifically referred you to. We have not authorized anyone else to provide you with different information. You should not assume that the information in this prospectus or any prospectus supplement is accurate as of any date other than the date on the front of those documents or that any document incorporated by reference is accurate as of any date other than its filing date. You should not consider this prospectus to be an offer or solicitation relating to the securities in any jurisdiction in which such an offer or solicitation relating to the securities is not authorized. Furthermore, you should not consider this prospectus to be an offer or solicitation relating to the securities if the person making the offer or solicitation is not qualified to do so, or if it is unlawful for you to receive such an offer or solicitation.

1,407,333 Shares

IZEA Worldwide, Inc.

Common Stock
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PROSPECTUS SUPPLEMENT
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Craig-Hallum Capital Group
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The date of this prospectus supplement is September 19, 2018